SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY / SUBJECT TO COMPLETION DATED SEPTEMBER 1, 2022

2022 Annual Meeting of Shareholders

September __, 2022

Dear Shareholders:

We are pleased to invite you to attend our 2022 Annual Meeting of Shareholders. The meeting will be held on Tuesday, November 1, 2022, at 9:00 a.m. This year’s Annual Meeting will be a virtual meeting of shareholders. We believe that hosting a virtual meeting provides expanded access and improved communication between our shareholders and the Company. Only shareholders of record on September 6, 2022 may attend and vote at the Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LYTS2022. You will also be able to attend by telephone in “listen only” mode by calling 1-877-328-2502 (U.S. toll free) or 1-412-317-5419 (International dial in). You will not be able to attend the Annual Meeting in person.

The enclosed Notice of the Meeting and Proxy Statement provide detailed information about the items of business to be conducted at the Annual Meeting and voting procedures for the Meeting.  The Proxy Statement also provides information about our Board candidates, the Board and the Board Committees.

We are sending a Notice of Internet Availability of Proxy Materials to you on or about September __, 2022. The Notice contains instructions that explain how to access and review the proxy materials and our Annual Report on Form 10-K on the internet. The approximate mailing date of the Proxy Statement and the accompanying proxy card also is September __, 2022.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

Even if you own only a few shares, we want your shares to be represented at the meeting.  We urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

James A. Clark	Wilfred T. O’Gara
Chief Executive Officer	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 1, 2022

The Notice of Meeting and Proxy Statement and the Company’s Annual Report on

Form 10-K are available at investors.lsicorp.com/financials/annual-reports

PRELIMINARY COPY / SUBJECT TO COMPLETION DATED SEPTEMBER 1, 2022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

LSI INDUSTRIES INC.

Time: 9:00 a.m., Eastern Standard Time

Date: Tuesday, November 1, 2022

Place: www.virtualshareholdermeeting.com/LYTS2022 or 1-877-328-2502 (U.S. toll free) / 1-412-317-5419 (International dial in) - listen only mode

Purpose:

●	Elect as members of the Board of Directors the seven nominees named in the Proxy Statement;

●	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2023;

●	Approve on an advisory basis the compensation of the Company’s named executive officers;

●	Amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock by 10 million; and

●

Approve the Company’s Amended and Restated 2019 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 2,350,000 and remove the Plan’s fungible share counting feature.

Only shareholders of record on September 6, 2022 may vote at the meeting. The approximate mailing date of the Proxy Statement and proxy card is September __, 2022.

Your vote is important.  Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Thomas A. Caneris

Thomas A. Caneris

Executive Vice President, Human Resources and General Counsel; Secretary

September __, 2022

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 1, 2022

The Notice of Meeting and Proxy Statement and the Company’s Annual Report on

Form 10-K are available at investors.lsicorp.com/financials/annual-reports

Table of Contents

Page

INTRODUCTION	1
VOTING AT ANNUAL MEETING	1
General Information	1
2022 ANNUAL MEETING PROPOSALS	2
Proposal 1. Election of Directors	2
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm	3
Proposal 3. Advisory Vote on Executive Compensation	3
Proposal 4. Amendment of the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock	4
Proposal 5. Approve the Company’s Amended and Restated 2019 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 2,350,000 and remove the Plan's fungible share counting feature	5
NOMINEES FOR BOARD OF DIRECTORS	14
EXECUTIVE OFFICERS	17
SECURITY OWNERSHIP	18
EXECUTIVE COMPENSATION	19
Compensation Discussion and Analysis	19
COMPENSATION COMMITTEE REPORT	30
CEO PAY RATIO DISCLOSURE	37
CORPORATE GOVERNANCE	38
DIRECTOR COMPENSATION	39
COMMITTEES OF THE BOARD	41
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	44
RELATED PERSON TRANSACTIONS	44
OTHER MATTERS	45
QUESTIONS	45
ANNEX A—NON-GAAP MEASURES	A-1

ANNEX B—LSI INDUSTRIES INC. AMENDED AND RESTATED 2019 OMNIBUS AWARD PLAN	B-1

The Company makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q, and 8-K and any amendments thereto. To access these filings, go to the Company’s website (www.lsicorp.com) and click on the “SEC Filings” tab in the left margin on the “Investors” page. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, including financial statements and schedules thereto, filed with the SEC are also available without charge to shareholders upon written request addressed to:

LSI Industries Inc.

Thomas A. Caneris

EVP Human Resources and General Counsel and Secretary

10000 Alliance Road

Cincinnati, Ohio 45242

LSI INDUSTRIES INC.

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

__________________________________________

P R O X Y   S T A T E M E N T

__________________________________________

Annual Meeting of Shareholders

November 1, 2022

INTRODUCTION

The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 1, 2022, and at any postponement or adjournment of such meeting.  This Proxy Statement and the accompanying proxy card were first made available on or about September __, 2022 to shareholders of record as of September 6, 2022.

VIRTUAL MEETING

We are hosting a virtual meeting of shareholders for the Annual Meeting because the virtual meeting format provides expanded access and improved communication between our shareholders and the Company. We see the virtual format as a way to drive more shareholders to attend and participate in the Annual Meeting because the virtual format allows shareholders, wherever they may be located, to attend the Annual Meeting. Mindful that our shareholders reside in locations throughout the United States and the world, we want to provide an opportunity to our shareholders to attend the Annual Meeting without incurring the expense or devoting the time to travel to a physical location. In other words, we believe that the virtual format not only enhances the access shareholders have in attending the Annual Meeting, but it also saves our shareholders the money and time travel can require. You will not be able to attend the Annual Meeting in person.

We have designed our virtual format to enhance, rather than constrain, shareholders’ access and participation. For example, if you experience technical difficulties during the Annual Meeting, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or voting at the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be listed on the Annual Meeting login web page.

VOTING AT ANNUAL MEETING

General Information

In order to carry on the business of the meeting, we must have a quorum.  This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or virtually.  Shareholders may vote by proxy or attend the Annual Meeting virtually and vote through the internet at the Annual Meeting.  Proxies given may be revoked at any time by filing with the Company (to the attention of Office of the Secretary) either a written revocation or a duly executed proxy bearing a later date, or by appearing virtually at the Annual Meeting and voting through the internet.  If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote.  Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote virtually at the meeting through the internet, you should request your stockbroker or bank to issue you a proxy covering your shares.  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.  The Company will bear the entire cost of soliciting proxies from our shareholders.

All shares will be voted as specified on each properly executed proxy card.  If no choice is specified, the shares will be voted as recommended by the Board of Directors: FOR Proposal 1 to elect as members of the Board of Directors the seven nominees named in this Proxy Statement; FOR Proposal 2 to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2023; FOR Proposal 3 to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; FOR Proposal 4 to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock; and FOR Proposal 5 to approve the Company’s Amended and Restated 2019 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 2,350,000 and remove the Plan’s fungible share counting feature.

If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.  With respect to Proposal 1, the seven nominees receiving the greatest number of votes will be elected. Proposal 2 FOR the ratification of appointment of the Company’s Independent Registered Public Accounting Firm will be adopted only if it receives approval by a majority of the shares of common stock voting, virtually or by proxy, at the Annual Meeting. Proposal 3 FOR the approval of the compensation of the Company’s named executive officers requires the affirmative vote of at least a majority of the shares of common stock present, virtually or by proxy, at the Annual Meeting. Because Proposal 3 on executive compensation is an advisory vote, the Board of Directors will give due consideration to the result of the vote; however, the result of the vote will not be binding on the Company. Proposal 4 FOR the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock requires the affirmative vote of at least two-thirds of the outstanding shares of common stock. Proposal 5 FOR the approval of the Company’s Amended and Restated 2019 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 2,350,000 and remove the Plan’s fungible share counting feature requires the affirmative vote of at least a majority of the shares of common stock present, virtually or by proxy, at the Annual Meeting.

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than on the proposals that are considered to be “routine.” Under the rules of the New York Stock Exchange (NYSE), which apply to brokers regardless of whether an issuer is listed on the NYSE or The Nasdaq Stock Market LLC (Nasdaq), Proposal 2 relating to the ratification of our independent auditors and Proposal 4 relating to the increase in the total number of authorized shares of common stock from 40,000,000 to 50,000,000 are considered to be “routine” matters. Accordingly, brokers will have discretionary authority to vote on Proposals 2 and 4, but will not have discretionary authority to vote on any other proposal at the Annual Meeting without your specific instructions. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your votes are counted.

As of September 6, 2022, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had [29,962,481] Common Shares outstanding.  Each share is entitled to one vote.  Only shareholders of record at the close of business on September 6, 2022, will be entitled to vote at the Annual Meeting.  Abstentions and shares otherwise not voted for any reason, including broker non-votes, will be considered as present at the meeting for the purpose of determining the presence of a quorum and have no effect on the outcome of any vote taken at the Annual Meeting, except as otherwise described herein.

Shareholder Proposals

Shareholders who desire to have proposals included in the Notice for the 2023 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before May 18, 2023.

The form of proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment or postponement thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received.  In order for a notice to be deemed adequate for the 2023 Annual Shareholders’ Meeting, it must be received prior to August 1, 2023.  If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than thirty days, the Company will notify shareholders of this change through its SEC filings.

2022 ANNUAL MEETING PROPOSALS

Proposal 1. Election of Directors

The Nominating and Corporate Governance Committee of the Board has nominated for re-election the seven current members of the Board of Directors: Robert P. Beech, Ronald D. Brown, James A. Clark, Amy L. Hanson, Chantel E. Lenard, Ernest W. Marshall, Jr. and Wilfred T. O'Gara. The Board elected Mr. Marshall, Jr. to the Board effective August 17, 2022. Please see the “Nominees for Board of Directors” section of this Proxy Statement for additional information about each nominee.

All individuals elected at the 2022 Annual Meeting will hold office for a one-year term expiring at the 2023 Annual Meeting and until their successors are elected and qualified or until their earlier resignation, retirement or removal.  Shareholders are entitled to one vote for each share held of record.  Proxies solicited by the Board will be voted FOR the election of the seven nominees. Shareholders are not entitled to cumulate their votes in the election of members of the Board of Directors. If any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board.

The Board of Directors recommends a vote FOR each of the seven individuals nominated in this Proxy Statement.  The seven nominees receiving the greatest number of votes will be elected.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2023.  Grant Thornton has been the independent registered public accounting firm for the Company since September 8, 2009 and had also previously served the Company in this capacity from April 2002 to December 2005.  Although not required by law, the Board is seeking shareholder ratification of its appointment of Grant Thornton.  If ratification of the appointment is not obtained, the Audit Committee intends to continue the employment of Grant Thornton at least through fiscal 2023. However, the Audit Committee reserves the right to terminate the engagement of Grant Thornton at any time.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions. The aggregate fees billed to the Company by Grant Thornton for the fiscal years ended June 30, 2022 and June 30, 2021 were as follows:

Fee Category	2022	2021
Audit Fees	$904,300	$888,500
Audit-related Fees	$16,500	$37,500
Tax Fees	$432,262	$154,563
All Other Fees	$0	$148,714
Total Fees	$1,353,062	$1,229,277

Audit fees represent fees and out-of-pocket expenses related to the audit of the Company’s financial statements; review, documentation and testing of the Company's system of internal controls; filing of the Form 10-K; services related to review of the Company’s quarterly financial statements and Form 10-Q’s; and attendance at the Company’s quarterly Audit Committee meetings.  Audit-related fees represent fees for consultation related to accounting and regulatory filing matters.  Tax fees represent fees for services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various income and franchise tax returns), tax planning, tax advice, and tax due diligence for acquisitions.  All other fees represent fees related to financial acquisition due diligence matters.

Please see the “Committees of the Board” section of this Proxy Statement for additional information about the Audit Committee.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required to approve this proposal.

Proposal 3. Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, provides the Company’s shareholders the opportunity at the Annual Meeting to vote on an advisory resolution on the compensation of the Company’s named executive officers. This advisory vote is commonly known as “Say-on-Pay”. Please see the “Executive Compensation” section of this Proxy Statement for additional information regarding the Compensation Committee and fiscal 2022 executive compensation. Since the vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors; however, the Compensation Committee and the Board of Directors will take the results of the vote into account when reviewing the Company’s executive compensation plan and programs.

The Compensation Committee is committed to maintaining executive compensation plans and programs that enable the Company to attract and retain a superior management team with incentives targeted to build long-term shareholder value. The Company’s compensation plans and programs utilize a mix of base salary, short-term annual cash incentive awards and long-term equity-based incentive awards to align executive compensation with the Company’s annual and long-term performance. These plans and programs reflect the Compensation Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, the Compensation Committee believes the Company’s executive compensation plans and programs do not encourage excessive risk-taking by management. The Board of Directors believes that this philosophy and practice have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time. For these reasons, the Board of Directors requests that shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement pursuant to SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narratives accompanying the tables.

The Board of Directors recommends a vote FOR this proposal. The Board of Directors will give due consideration to the result of this non-binding advisory vote.

Proposal 4. Amendment of the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock

The Board of Directors proposes and recommends the approval of an amendment (the “Amendment”) to LSI’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock, no par value per share, from 40,000,000 shares presently authorized to 50,000,000 shares. Accordingly, the Board proposes to amend the first paragraph of Article FOURTH of the Articles to read in its entirety as follows:

“FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is: A. Fifty Million (50,000,000) shares of common stock, without par value (the “Common Shares”); and B. One Million (1,000,000) shares of preferred stock, without par value (the “Preferred Shares,” and together with the Common Shares, collectively referred to herein as the “Shares”).”

The Board proposed and recommended that shareholders approve this proposal at the November 1, 2021 Annual Meeting of Shareholders. After the 2021 Annual Meeting, the Company reported that 22,004,838 shares (more than the required two-thirds of the outstanding shares required to approve this proposal) voted FOR this proposal. Also after the 2021 Annual Meeting, the Company identified an inadvertent discrepancy related solely to the broker discretion with respect to the Amendment proposal in the proxy statement for the 2021 Annual Meeting. The Amendment was in fact considered to be a routine proposal by the New York Stock Exchange. As a result, the Company is again in seeking approval of the Amendment at the 2022 Annual Meeting.

The Board has determined that the proposal to increase the number of shares of authorized shares of common stock is desirable and in our shareholders’ best interest because it would provide LSI with the ability to support our present capital needs and future anticipated growth and would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate purposes. The availability of additional shares of common stock would permit us to proceed with certain of these actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time an opportunity arises that would require the issuance of shares of our common stock.

The additional shares of common stock would be identical in all respects to the shares of our common stock now authorized, including, without limitation, the same par value, the same voting rights, and the same rights to dividends and other distributions. The proposed amendment would not change the terms of our common stock nor would it affect the rights of the holders of any currently issued and outstanding shares of our stock. If this proposal is approved, the additional shares of our common stock may be issued from time to time upon authorization of our Board, without further approval by our shareholders, unless otherwise required by applicable law, and for the consideration that our Board may determine is appropriate and as may be permitted by applicable law. The authorization of the additional shares of our common stock sought by this proposal would not have any immediately dilutive effect on the proportionate voting power or other rights of our existing shareholders. To the extent that the additional authorized shares of our stock are issued in the future, however, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing shareholders. LSI has no present intention to issue any additional common stock in connection with any exchange, merger, consolidation, acquisition or similar transaction.

This proposal is not being made in response to any hostile attempts by any third party to obtain control of the Company but the availability for issuance of additional shares of common stock could enable our Board to make it more difficult or to discourage an attempt to obtain control of LSI. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, diluting the interest of a party attempting to obtain control of the Company and deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by our Board. As a result, authorizing additional shares of common stock may adversely impact shareholders who desire a change in management and/or the Board or to participate in a tender offer or other sale transaction involving a change in control of LSI.

As of August 31, 2022, of the 40,000,000 shares of common stock presently authorized, a total of 26,962,481 shares were issued and outstanding and 882,815 shares were held in the Company’s treasury. In addition, 383,303 shares remain reserved for issuance under LSI’s 2019 Omnibus Award Plan and other equity award plans. There are currently no shares of preferred stock issued and outstanding.

The Board of Directors recommends a vote FOR this proposal. The affirmative vote of at least two-thirds of the outstanding Common Shares is required to approve this proposal.

Proposal 5. Approval of the Company’s Amended and Restated 2019 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 2,350,000 and remove the Plan’s fungible share counting feature

Our shareholders are being asked to approve the LSI Industries Inc. Amended and Restated 2019 Omnibus Award Plan as amended to increase the number of shares authorized for issuance thereunder by 2,350,000 (“Amended 2019 Omnibus Award Plan” or “Plan”) and remove the Plan’s fungible share counting feature. The Board of Directors adopted the 2019 Omnibus Award Plan on September 25, 2019, subject to shareholder approval at the 2019 Annual Meeting. Shareholders approved the 2019 Omnibus Award Plan at the 2019 Annual Meeting. The Board of Directors adopted the Amended 2019 Omnibus Award Plan on _________, 2022, subject to shareholder approval at the 2022 Annual Meeting.

The Board of Directors has determined that it is advisable and in the best interests of the Company and the shareholders to adopt the Amended 2019 Omnibus Award Plan. The purpose of the Amended 2019 Omnibus Award Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of the Company’s common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s shareholders.

Governance Highlights
The Amended 2019 Omnibus Award Plan incorporates certain governance best practices, including:
✓

Minimum vesting period of one year from the date of grant for all equity-based awards granted under the Plan, except under certain limited circumstances and with permitted exceptions up to 5% of the share reserve.

✓	No “liberal share recycling” of options or stock appreciation rights.
✓

Minimum 100% fair market value exercise price as of the date of grant for options and stock appreciation rights, except for substitute awards granted through the assumption or substitution of awards from an acquired or merged company.

✓	No “liberal” change in control definition.
✓

No repricing of options or stock appreciation rights and no cash buyout of underwater options or stock appreciation rights without shareholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

✓	No excise tax gross-ups.

A copy of the Amended 2019 Omnibus Award Plan is attached hereto as Annex B. The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan.

Administration. The Plan is administered by a committee of independent directors approved by our Board of Directors (or, if no committee has been appointed, it shall be administered by the Board of Directors). Our Board has designated our Compensation Committee to administer the Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Plan and to establish, amend, suspend or waive any rules and regulations relating to the Plan. The Compensation Committee has full discretion to administer and interpret the Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any of our employees, directors, officers, consultants or advisors and those of our affiliates will be eligible for awards under the Plan. The Compensation Committee has the sole authority to determine who will be granted an award under the 2019 Omnibus Award Plan. As of June 30, 2022, approximately 1,100 employees (including 20 senior officers) and six non-employee directors were eligible to be selected by our Compensation Committee for awards under the 2019 Omnibus Award Plan. Over the past several years, the Compensation Committee has determined award recipients and has granted awards one to two months after the end of the Company’s fiscal year, often in August. (In 2021 the Compensation Committee granted awards in October.) The Compensation Committee determines grants of awards and identifies recipients of awards based on a variety of considerations, including, without limitation: (i) the Company’s need to attract and retain key personnel; (ii) the Company’s objective of providing a means pursuant to which participants may be paid incentive compensation, including incentive compensation measured by reference to the value of the Company’s common stock; and (iii) the Company’s objective of strengthening the commitment of award recipients to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s shareholders.

Number of Shares Authorized. The Amended 2019 Omnibus Award Plan reserves for issuance an aggregate of 5,000,000 shares of our common stock plus the number of shares of common stock that remained available for awards under the Amended and Restated 2012 Stock Incentive Plan (the “Prior Plan”) on the day the 2019 Omnibus Award Plan was approved by our shareholders (such aggregate amount, the “Effective Date Share Limit”). As of the record date, September 6, 2022, the market value of one share of our common stock that could be issued under the 2019 Omnibus Award Plan is $____.

If any award granted under the Amended 2019 Omnibus Award Plan or under the Prior Plan expires, terminates, is canceled or is forfeited without being settled or exercised, or if an award is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will be made available for future grant under the Amended 2019 Omnibus Award Plan. In addition, if shares issuable upon vesting or settlement of an award are withheld by the Company, or if shares owned by a participant are surrendered or tendered to the Company, in payment of taxes required to be withheld in respect of the award (other than an award of options or stock appreciation rights), such shares will be made available for future grant under the Amended 2019 Omnibus Award Plan. If any shares are surrendered or tendered to pay the exercise price of an option, or to satisfy withholding taxes owed with respect to an option or stock appreciation right, or if any shares subject to a stock appreciation right are not issued in connection with its stock settlement on exercise thereof, or if any shares are reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, such shares will not again be available for grant under the Amended 2019 Omnibus Award Plan.

The Amended 2019 Omnibus Award Plan eliminates the fungible share reserve pursuant to which the aggregate number of shares of common stock available for issuance under the Plan were reduced by 2.5 shares of common stock for each full value award (i.e., restricted shares, restricted share units, unrestricted shares of common stock, deferred stock or deferred stock units) granted under the Plan and one share of common stock for each option or SAR granted under the Plan, and similarly increased by 2.5 shares of common stock for each full value award forfeited under the Plan and one share of common stock for each option or SAR forfeited under the Plan. Under the Amended 2019 Omnibus Award Plan going forward the Plan’s fungible share counting feature would be eliminated and each share based award, regardless of its type, would count for one share of common stock; no awards, including full value awards, would count as 2.5 shares of common stock.

Share Usage. As of September 1, 2022, there were approximately 383,303 shares of our common stock available under the 2019 Omnibus Award Plan, which would result in an Effective Date Share Limit of approximately 5,000,000 shares of our common stock if the amendment to the 2019 Omnibus Award Plan were approved by the shareholders on such date. The actual Effective Date Share Limit will reflect incremental changes in the number of shares remaining available under the 2019 Omnibus Award Plan to reflect issuances and forfeitures of equity awards following such date through the actual date that shareholders approve the Amended 2019 Omnibus Award Plan. The following table includes more specific information regarding outstanding equity awards and shares available for future awards under the Plan as of September 1, 2022. Information relating to outstanding equity awards includes inducement awards made outside of the Plan.

Key Stock Plan Data
Shares underlying outstanding stock options: 2,300,791
Weighted average exercise price of outstanding stock options: $6.05
Weighted average remaining contractual life of outstanding stock options: 5.7 years
Shares subject to outstanding, unvested full-value awards at target: 2,286,311
Shares available for grant: 383,303
Basic shares of common stock outstanding as of the record date: 29,962,481

The following table sets forth information regarding the share usage for each of the last three fiscal years under all awards reported in our Form 10-Ks for such fiscal years. The share usage (or "burn rate") has been calculated as the quotient of (i) the sum of (x) all options and SARs granted in such year, (y) all service-based restricted stock or stock units (“Service-based RS/RSUs”) granted in such year, and (z) the number of performance-based restricted stock or stock units (“Performance RS/RSUs”) earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

	Year Ended June 30,			3-Year
Share Usage Data	2022	2021	2020	Average
Stock Options granted	-	318,406	735,429	351,278
Service-based RS/RSUs granted	146,281	163,752	81,917	130,650
Deferred Compensation Shares	494,047	163,510	85,560	247,706
Performance RS/RSUs earned	19,392	-	-	6,464
Weighted-average basic shares of common stock outstanding	27,286,000	26,692,000	26,274,000	26,750,667
Share Usage	626,704	533,720	620,541	593,655

Dilution and Expected Duration. We carefully monitor the rate at which we use the shares authorized for issuance under our equity compensation program and the program’s impact on shareholder dilution, and our historical and expected future usage were taken into account when we determined the number of shares to be reserved for issuance under the Amended 2019 Omnibus Award Plan. If this Proposal 4 is approved by our shareholders, we expect the share reserve under the Amended 2019 Omnibus Award Plan to last us for approximately three years based upon our historical three-year average burn rate. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity; the rate at which shares are returned to the Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions, we used are reasonable, future share usage may differ from current expectations. The potential dilution to our shareholders resulting from the Amended 2019 Omnibus Award Plan as of June 30, 2022, is approximately __% which we consider reasonable and necessary to realize the intended purposes of the Plan and our compensation programs and philosophy. (Dilution here is calculated as the sum of the shares subject to outstanding awards plus shares available for future awards under the 2019 Omnibus Award Plan plus the incremental share request under the Amended 2019 Omnibus Award Plan (collectively, the “numerator”) divided by the sum of the numerator and basic common shares outstanding, with all data as of June 30, 2022.)

Limitations. No more than an aggregate number of shares of our common stock equal to the Effective Date Share Limit may be issued in the aggregate in respect of incentive stock options under the Amended 2019 Omnibus Award Plan. The maximum grant date fair value of equity awards that may be awarded to a non-employee director under the Amended 2019 Omnibus Award Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, is $300,000; provided that our Board of Directors may make exceptions for a non-executive chairman of the board who does not participate in the decision to award such compensation, and for special projects and ad hoc committee appointments deemed appropriate by the board from time to time.

Adjustments. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended 2019 Omnibus Award Plan, the number of shares covered by awards then-outstanding under the Amended 2019 Omnibus Award Plan, the limitations on awards under the Amended 2019 Omnibus Award Plan, and/or the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine to be equitable.

Term of Plan. The Amended 2019 Omnibus Award Plan has a term of ten years, and no awards may be granted after that date.

Awards Available for Grant. The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, deferred stock, deferred stock units, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options. The Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Amended 2019 Omnibus Award Plan are subject to the terms and conditions established by the Compensation Committee. Under the terms of the Plan, the exercise price of the options may not be less than the fair market value of our common stock at the time of grant. Options granted under the Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended 2019 Omnibus Award Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), or through a “net exercise,” or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Compensation Committee may determine to be appropriate. In-the-money options that have not been exercised by the option’s expiration date will be automatically exercised by means of a net exercise.

Stock Appreciation Rights. The Compensation Committee is authorized to award stock appreciation rights (referred to in this proxy statement as SARs) under the Amended 2019 Omnibus Award Plan. SARs are subject to the terms and conditions established by the Compensation Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended 2019 Omnibus Award Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. In-the-money SARs that have not been exercised by the SAR’s expiration date will be automatically settled at that time.

Restricted Stock. The Compensation Committee is authorized to award restricted stock under the Amended 2019 Omnibus Award Plan. Awards of restricted stock are subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Compensation Committee for a specified period. If any dividends in respect of restricted stock have been withheld by the Company during the restricted period, those dividends will be paid in cash or, at the discretion of the Compensation Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited.

Restricted Stock Unit Awards. The Compensation Committee is authorized to award restricted stock unit awards. Restricted stock unit awards are subject to the terms and conditions established by the Compensation Committee. At the election of the Compensation Committee, the participant receives a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. If a restricted stock unit award agreement so provides, the restricted stock unit award will be credited with dividend equivalents in respect of the common stock underlying the restricted stock units. Any such dividend equivalents will be paid in cash or, at the discretion of the Compensation Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited.

Deferred Stock. The Compensation Committee is authorized to grant deferred stock. The number of shares of deferred stock shall be determined by the Committee and may (but is not required to) be based on one or more performance goals or performance measures, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee. Shares of common stock underlying a deferred stock award which is subject to a vesting schedule or other conditions or criteria set by the Committee will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Compensation Committee, a holder of deferred stock shall have no rights as a Company shareholder with respect to such deferred stock until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and shares of common stock underlying the award have been issued to the holder. Recipients of deferred stock generally will have no rights as shareholders with respect to the deferred stock until the time the vesting conditions are satisfied, and the underlying shares of deferred stock have been paid. The Amended 2019 Omnibus Award Plan clarifies that the Company’s Nonqualified Deferred Compensation Plan is a Sub Plan and shares authorized under the Plan shall be available for the Company’s Nonqualified Deferred Compensation Plan.

Deferred Stock Units. The Compensation Committee is authorized to grant deferred stock units. Awards of deferred stock units are denominated in unit equivalents of shares of common stock and vest pursuant to a vesting schedule or performance goals or performance measures as determined by the Committee. The shares of common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Other Stock-Based Awards. The Compensation Committee is authorized to award other stock-based awards having terms and conditions as determined by the Committee. These awards may be granted either alone or in tandem with other awards.

Performance Compensation Awards. The Compensation Committee may grant any award other than a stock option or a SAR under the Amended 2019 Omnibus Award Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Compensation Committee may consult with senior management prior to establishing performance goals with reference to one or more of the following:

●	net earnings or net income (before or after taxes);

●	basic or diluted earnings per share (before or after taxes);

●	net revenue or net revenue growth;

●	gross revenue, gross revenue growth;

●	gross profit or gross profit growth;

●	net operating profit (before or after taxes);

●	return measures (including, but not limited to, return on investment, assets (including net assets), capital, invested capital, equity or sales);

●	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

●	earnings before or after taxes, interest, depreciation, and/or amortization;

●	gross or operating margins;

●	productivity ratios;

●	share price (including, but not limited to, growth measures and total shareholder return);

●	expense targets;

●	operating efficiency;

●	objective measures of customer satisfaction;

●	working capital targets;

●	measures of economic value added;

●	inventory control;

●	shareholder return;

●	sales;

●	enterprise value;

●	competitive market metrics;

●	employee retention;

●	timely completion of new product rollouts;

●	timely launch of new facilities;

●

objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets);

●	any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or

●	any combination of the foregoing.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may in the sole discretion of the Compensation Committee be transferred without consideration and on such other terms and conditions as set forth by the Compensation Committee.

Amendment. The Amended 2019 Omnibus Award Plan has a term of 10 years. Our Board of Directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law so requires. Specifically, shareholder approval is required if we want to amend the plan to increase the number of shares subject to the Plan. Also, we would need shareholder approval if the Committee intended to amend an award agreement in a way that would either reduce the exercise price or strike price of a stock option or SAR, or cancel and replace an outstanding stock option or SAR with a new option or SAR or other award or cash in a way that would constitute a “repricing” for financial statement reporting purposes or otherwise fail to qualify for equity accounting treatment, or take any other action that would be considered a “repricing” for purposes of any shareholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted, and in either case was not otherwise permitted by the provisions of the plan relating to adjustments of awards in the case of changes in our capital structure and similar events. For the avoidance of doubt, the Amended 2019 Omnibus Award Plan provides that the Company shall not execute cash buyouts of under water options without shareholder approval. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

Minimum Vesting Requirements. Awards granted under the Amended 2019 Omnibus Award Plan must be subject to a minimum vesting period of one year from the date of grant, subject to the Committee’s ability to provide for acceleration of vesting, including upon a change in control, death, disability, or retirement; provided that the following are exempt from such minimum vesting requirement: cash-based awards, substitute awards, shares delivered in lieu of fully vested cash awards, awards to eligible directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and awards granted with respect to a maximum of 5% of the available share reserve authorized for issuance under the Amended 2019 Omnibus Award Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, vesting and exercise of awards under the Amended 2019 Omnibus Award Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option and (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Deferred Stock Units and Restricted Stock Units. A participant will not be subject to tax upon the grant of a deferred stock unit award or a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections. Deferred stock units and restricted stock units may be subject to Section 409A of the Code, and the failure of any award of such units that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

Deferred Stock. Deferred stock is generally not subject to federal income taxes at the time of issuance and the Company will not then be entitled to a deduction. However, when the deferred stock is issued to the participant the participant will realize ordinary income and the Company will be entitled to a deduction. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Other Stock-Based Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

New Plan Benefits

If the Amended 2019 Omnibus Award Plan is approved by our shareholders, awards under the Plan will be determined by the Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers in the future.

If our shareholders approve the Amended 2019 Omnibus Award Plan, we intend to continue to make the grants described in the Plan to our non-employee directors. Our non-employee directors are identified in Proposal 1 in this proxy statement and the grants are captured in the table below. The following table discloses the benefits and amounts which either: (i) were received by or allocated to the following persons or groups in fiscal 2022; or (ii) would have been received by or allocated to the following persons or groups in fiscal 2022. These awards are not necessarily representative of future awards that may be made under the Amended 2019 Omnibus Award Plan.

Named Executive Officers and Non-Employee Directors
Name and Principal Position	Dollar Value	Number of Units
James A. Clark	$939,360	115,118
President and CEO
Thomas A. Caneris	$280,727	34,403
Executive Vice President, Human Resources and General Counsel
James E. Galeese	$325,749	39,920
Executive Vice President, Chief Financial Officer
Michael C. Beck	$132,600	20,313
Chief Operating Officer
Jeffery S. Bastian	$127,951	15,680
Vice President, Chief Accounting Officer
Michael Prachar	$101,970	12,497
Chief Marketing Officer
Executive Officers as a Group (currently six persons)	$1,941,507	237,930
Non-employee Directors as a Group (currently six persons)	$360,000	50,904
Non-executive Employees as a Group (approximately 10 persons)	$800,368	98,066

Equity Compensation Plan Information

The following presents information about the Company’s equity compensation plans as of June 30, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,123,346	$6.35	1,411,321
Equity compensation plans not approved by security holders	-	$-	-
Total	3,123,346	$6.35	1,411,321

Registration of Shares

The Company intends to register the shares underlying awards to be granted under the Amended 2019 Omnibus Award Plan with the U.S. Securities and Exchange Commission on a Form S-8 registration statement within twelve months after shareholder approval.

Shareholder Approval Required

The affirmative vote of the holders of a majority of the shares present virtually or by proxy and entitled to vote thereon at the meeting of shareholders is required to approve the Amended 2019 Omnibus Award Plan. Properly executed proxies will be voted as marked.

Interests of Certain Persons in the Proposal

As indicated above, our executive officers and our non-employee directors each of whom is identified elsewhere in this proxy statement are eligible to receive discretionary grants under the Amended 2019 Omnibus Award Plan and thus have an interest in the approval of the Plan. Please see “New Plan Benefits” above.

The Board of Directors Recommends that Shareholders Vote FOR the Approval of the Amended 2019 Omnibus Award Plan to increase the number of shares of common stock authorized for issuance thereunder by 2,350,000 and remove the Plan’s fungible share counting feature.

NOMINEES FOR BOARD OF DIRECTORS

The following individuals have been nominated for election by the Board of Directors as recommended by the Nominating and Corporate Governance Committee. Each nominee is currently a member of the Board of Directors.

The Board of Directors recommends a vote FOR each of the seven nominees. The seven nominees receiving the greatest number of votes will be elected.

Robert P. Beech (age 69) has been a Director since July 2013. Mr. Beech is currently the President of PentaBeech, LLC, a privately held strategy and innovation advisory firm. Mr. Beech was formerly the Executive Chairman of Eccrine Systems, Inc., a privately held Cincinnati-based biotechnology company that he co-founded in 2013. Mr. Beech was engaged as Entrepreneur-in-Residence for life sciences at CincyTechUSA from 2013 to 2020. From 2004 through 2012 he was a senior executive at Precigen, Inc. (formerly Intrexon Corporation), when it was a privately held biotechnology company based in Maryland. Prior to 2003, he was Chief Executive Officer of Digineer, Inc., an international healthcare IT software and services company he founded in 1986 and led until 2002. The Board believes that Mr. Beech’s substantial experience leading high-technology ventures as a CEO or senior corporate executive qualify him to serve on the Board. He serves as Chair of the Company’s Nominating and Corporate Governance Committee and is a member of the Audit Committee.

Ronald D. Brown (age 69) has been a Director since November 6, 2018. He served as Interim Chief Executive Officer of the Company from April 23, 2018 to November 1, 2018. Mr. Brown served as Interim President & CEO of Cincinnati Incorporated from July 2020 to December 2020. Cincinnati Incorporated is a privately owned machine tool company. He served from March 2017 to 2018 as Vice Chairman of The Armor Group, Inc. which he joined in 2013 as chief operating officer. The Armor Group, Inc. is a certified woman-owned corporation that manufactures equipment and products and provides related services to a variety of industrial markets. Mr. Brown was Chairman and Chief Executive Officer of Milacron Inc. (NYSE) from 2001 to 2008 and President and Chief Operating Officer of Milacron Inc. from 1999 through 2001. Milacron is a supplier of plastic processing and metalworking fluid technologies. Mr. Brown has served as a director of A. O. Smith Corporation (NYSE) since 2001 and is the chairperson of its Personnel and Compensation Committee and a member of its Nominating and Governance Committee. A. O. Smith manufactures and markets comprehensive lines of water heaters and water treatment products. He also joined the James Advantage Funds Trust in 2014 as an independent trustee and serves on its Audit and Governance and Compensation Committees. The Board believes that Mr. Brown’s experience as the chief executive officer and chairman of a publicly held company provides valuable insight as to the issues and opportunities facing the Company. Further, he has international and manufacturing experience with The Armor Group and in his previous positions at Milacron. In addition, Mr. Brown has experience as a chief financial officer and a corporate attorney. The Board also believes that his legal background makes him well-suited to address legal and governance requirements of the SEC and NASDAQ. Mr. Brown serves on the Company’s Executive and Compensation Committees.

James A. Clark (age 58) has been Chief Executive Officer since November 2018 and a Director since January 2019. Mr. Clark previously served as President and CEO at Alliance Tire Americas, Inc. (a KKR portfolio company) and as Managing Director at Dunes Point Capital.  Mr. Clark has over 25 years of experience as a senior operating executive in global manufacturing and product services companies. Prior to joining Dunes Point Capital, he served as Vice President of Strategy and Corporate Development at Rexel Holdings USA, where he was responsible for the strategic planning and M&A activities for REXEL’s $3.5 billion of revenues in U.S. operations. Prior to joining REXEL, Mr. Clark served in several senior executive positions with United Technologies Corporation (UTC) and General Electric (GE), including President of Electronic Security Products Group and CMO- VP of Global Sales for GE Security. He holds a BA in Business from The State University of New York – Regents and participated in postgraduate study programs at Northwestern University - Kellogg School of Business and the University of Virginia - Darden School of Business. The Board believes that Mr. Clark's substantial management and operating experience, as well as his position as our Chief Executive Officer, qualify him to serve on the Board. Mr. Clark is a member of the Company’s Executive Committee.

Amy L. Hanson (age 64) has been a Director of the Company since January 2019. Ms. Hanson is currently the CEO of Amy Hanson Advisory Services, a retail management strategic services consulting firm, since April 2016. Ms. Hanson also serves on the boards of Messer, Inc. (one of the of the Midwest’s largest construction companies), Strivve, Inc. (formerly Switch Inc.), a Seattle based fin-tech start up, Charge Enterprises, Inc., a company engaged in telecommunications and electrical vehicle charging infrastructure, and Credit First National Association (CFNA), a bank subsidiary of Bridgestone Americas.  Prior to that she was an Executive Vice President and Corporate Officer for Macy’s Inc., a leading department store retailer with over 680 stores throughout the US for over 30 years. Ms. Hanson had responsibilities for leading financial, credit and customer services for Macy’s. During her career at Macy’s, she also had direct responsibilities for procurement, real estate, store planning, design and construction as well as serving as Vice Chairman for Macy’s North. The Board believes that Ms. Hanson’s insight and experience in finance, strategic planning, and leadership through times of change, acquisitions and mergers for Macy’s qualify her to serve on the Board, as well as chair the Audit Committee, and as a member of the Compensation and Nominating and Corporate Governance Committees.

Chantel E. Lenard (age 53) has been a Director of the Company since June, 2020. Ms. Lenard presently serves as a Lecturer of Marketing in the MBA program at the University of Michigan Ross School of Business. Ms. Lenard retired from Ford Motor Company (NYSE: F) in 2017, having served as the top marketing executive for Ford in both the U.S. and Asia. From 2013 to 2017, Ms. Lenard held the position of U.S. Chief Marketing Officer, leading the organization’s pricing, promotions, media, digital marketing, product strategy, and consumer experience activities. From 2010 to 2013, Ms. Lenard was based in Shanghai, China, as Vice President of Marketing for Ford’s Asia Pacific and Africa operations, where she led the marketing activities for 11 countries across the region. In addition to her marketing roles, Ms. Lenard held a number of leadership positions in strategy, sales, finance, and purchasing during her 25-year career with Ford. Ms. Lenard presently serves as a member of the Board of Directors of TTM Technologies Inc. (NASDAQ: TTMI), Uni-Select Inc. (TSX: UNS), and Charge Enterprises (NASDAQ: CHRG). The Board believes that Ms. Lenard’s substantial marketing and management experience, particularly her leadership positions in strategy, sales, finance, and purchasing, qualify her to serve on the Board as well as on the Audit Committee and Compensation Committee.

Ernest W. Marshall, Jr. (age 53) was elected as a member of the Board effective August 17, 2022. Mr. Marshall, Jr. has served as the Executive Vice President and Chief Human Resources Officer at Eaton Corporation located in Cleveland, Ohio since July 2018. He was Vice President of Human Resources of GE Aviation at the General Electric Company from August 2013 to April 2018. Mr. Marshall, Jr. has served as a director of Republic Bancorp (Nasdaq: RBCAA) since 2020. The Board believes that Mr. Marshall, Jr.’s substantial experience in human resources management qualifies him to serve on the Board as well as on the Compensation Committee.

Wilfred T. O'Gara (age 65) has been a Director since January 1999 and was appointed Chairman in August 2018. Mr. O’Gara is the Managing Director of Buffalo Fork Holdings, LLC, an investment company. He previously served as Chief Executive Officer of Isoclima SpA from July 2017 to August 2018. Isoclima SpA produces transparent armor and other specialized glass and polycarbonate products for military and civilian armored vehicles. Prior to joining Isoclima, Mr. O'Gara served as Vice Chairman of The O’Gara Group, a security and defense related firm, from 2016 until July 2017 and he was the President and Chief Executive Officer from 2003 to 2017. Mr. O’Gara has been identified as an “audit committee financial expert” under SEC guidelines given his understanding of accounting and financial reporting, disclosures and controls. The Board believes that Mr. O’Gara’s independence from management, experience as a successful principal executive and his designation as an audit committee financial expert make his service integral to the Board. He serves on the Company’s Executive Committee and the Nominating and Corporate Governance Committee.

Board Qualifications and Succession Planning

The Nominating and Corporate Governance Committee periodically reviews the skills, experience and characteristics required of Board members in the context of the current make-up of the Board and screens and recommends nominees for director to the full Board. Its assessment includes the skills of Board candidates, such as an understanding of technologies pertinent to the Company’s businesses, manufacturing, marketing, finance, regulation and public policy, experience, age, diversity and ability to provide strategic insight and direction on the Company’s key strategic initiatives. In addition to skills and experience, Board candidates are considered based upon various criteria, such as their personal integrity and judgment, business and social perspective, and concern for the long-term interests of the Company’s shareholders. After receiving recommendations for nominations from the Committee, the Board nominates candidates for Director. The Committee, or other members of the Board of Directors, may identify a need to add new members to the Board of Directors with specific skills or to fill a vacancy on the Board. At that time, the Committee would initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. An initial qualified candidate or a slate of qualified candidates may be identified through this process and presented to the Committee for its evaluation and approval. The Committee would then seek full Board approval of the selected candidate.

Board Diversity Matrix

Our Nominating and Corporate Governance Committee is committed to promoting diversity on our Board of Directors. We have surveyed our current directors and asked each director to self-identify their race, ethnicity, and gender using one or more of the below categories. The results of this survey as of September 1, 2022 are included in the matrix below.

Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

EXECUTIVE OFFICERS

The following are the Company’s current executive officers (not including our CEO, James A. Clark, whose biographical information is set forth above under “Nominees for Board of Directors”) and the named executive officers as identified in the compensation tables in the Compensation Discussion and Analysis section of this proxy statement.

Jeffery S. Bastian (age 62) has been Vice President and Chief Accounting Officer since June 2017, and prior to that he was the Company’s Vice President and Controller since 2004. He has served the Company for thirty years in various finance and accounting roles. Prior to LSI, he was with Touche Ross and Company from 1986 to 1989. He graduated from Eastern Kentucky University with a BS degree in Environmental Sciences and obtained an MBA from Wright State University.

Michael C. Beck (age 65) had been Senior Vice President of Operations from February 2019 until his retirement on June 30, 2022. Mr. Beck served as Vice President, North Region for Simpler Consulting, an IBM Company, from 2014 through January 2019.  Previous roles included VP Quality and Operational Excellence for the Otis Elevator and UTC Fire & Security Divisions of United Technologies Corporation, and Vice President Manufacturing for the Construction Division of Terex Corporation.  He graduated from Michigan State University with a B.S. in Mechanical Engineering, and from the Kellogg Graduate School of Management at Northwestern University with a Master of Management.  Mr. Beck also holds an M.S. degree in Applied Statistics from Oakland University.

Thomas A. Caneris (age 60) joined the Company as its Senior Vice President, Human Resources and General Counsel and Secretary in August 2019. He was named as an Executive Vice President in August 2021. Prior to joining the Company, Mr. Caneris served as Senior Vice President Human Resources, General Counsel & Secretary of PharMerica Corporation, a pharmacy services provider from August 2007 to April 2019. Mr. Caneris received his J.D. from the University of Cincinnati College of Law.

James E. Galeese (age 65) joined the Company as its Executive Vice President and Chief Financial Officer in June 2017. Mr. Galeese, from 2014 to June 2017, served as Vice President, Chief Financial Officer, and as a Director of privately held Universal Trailer Holding Corporation (manufacturer of trailers for the hauling requirements of businesses and individuals). He was with Philips Electronics NV from 1998 to 2014 as Senior Vice President and Chief Financial Officer for its North American Lighting business and its Electronics business. Prior to that Mr. Galeese served in the financial Controllership organization of Square D Company / Schneider Electric. He graduated from Miami University with a degree in Business Administration and obtained an MBA from Xavier University.

Michael A. Prachar (age 53) joined the Company in June 2019 as Vice President of Lighting Products. He was promoted to the Company’s Chief Marketing Officer in January 2020. Prior to joining the Company, Mr. Prachar served in various marketing leadership positions with Honeywell from 2018 to 2019; Milacron LLC from 2011 to 2017; Rexnord Corporation from 2008 to 2011 and Emerson Power Transmission Corporation from 2000 to 2008.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Shares as of September 6, 2022 by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Shares, each Director, each Named Executive Officer, and all Directors and Named Executive Officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to stock options within sixty days of September 6, 2022 are deemed outstanding for purposes of determining the number of outstanding shares for such person and are not deemed outstanding for such purpose for any other shareholder. Unless otherwise indicated below, the address of each beneficial owner is c/o LSI Industries Inc., 10000 Alliance Road, Cincinnati, Ohio 45242.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent Beneficially Owned
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151 (1)	1,829,498	6.8
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746 (2)	1,625,017	6.0
Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666 (3)	2,044,694	7.7
Accretive Capital Management LLC Richard E. Fearon, Jr. 85 Wall Street Madison, CT 06443 (4)	2,287,998	8.6

Directors
Robert P. Beech	82,859	*
Ronald D. Brown	55,081	*
Amy L. Hanson	43,470	*
Chantel E. Lenard	18,979	*
Ernest W. Marshall, Jr.	2,355	*
Wilfred T. O'Gara	101,474	*

Named Executive Officers
James A. Clark	469,507	*
James E. Galeese	394,770	*
Thomas A. Caneris	321,427	*
Michael C. Beck	251,030	*
Jeffery S. Bastian	225,406	*

Directors and NEOs as a Group(5)	1,964,003	x

*Less than 1%

(1) Based on Schedule 13G/A filed on or about January 21, 2022.

(2) Based on Schedule 13G/A filed on or about February 8, 2022.

(3) Based on Schedule 13G filed on or about February 10, 2022.

(4) Based on Schedule 13D/A filed on or about September 23, 2021. Includes 1,580,360 shares held directly by Accretive Capital Partners, LLC (“ACP”) and 61,071 shares held directly by Accretive Capital Catalyst, LLC (“ACC”), of which Accretive Capital Management, LLC (“ACM”) is the manager, and Mr. Fearon is the managing member of Accretive Capital Management, LLC. ACM shares voting and dispositive power with respect to 1,641,431 shares. ACP shares voting and dispositive power with respect to 1,580,360 shares. ACC shares voting and dispositive power with respect to 61,071 shares. Fearon shares voting and dispositive power with respect to 2,287,998 shares.

(5) Amounts in the table include shares of common stock which may be acquired upon the exercise of stock options which have vested or will have vested within 60 days of September 7, 2022: O’Gara – 1,500; Clark – 300,847; Galeese – 252,463; Caneris – 188,022; Beck – 0; Bastian – 148,714; Directors and NEOs as a group – 1,030,148.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file within two days of a transaction in shares of the Company.  Based solely upon its review of copies of such forms received by it, the Company believes that during fiscal 2022 all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section reviews the Company’s compensation philosophy and executive compensation and arrangements for fiscal 2022 that apply to the Company’s current Named Executive Officers (“NEOs”):

Name	Title
James A. Clark	Chief Executive Officer
James E. Galeese	EVP and Chief Financial Officer
Thomas A. Caneris	EVP, HR and General Counsel
Michael C. Beck (1)	Former SVP, Operations
Jeffery S. Bastian	VP, Chief Accounting Officer

(1)	Retired June 30, 2022

Fiscal 2022 Financial Performance Summary and Growth

The Company experienced considerable growth in fiscal 2022, both organically and through the acquisition of JSI in May 2021, despite the headwinds of supply chain disruptions resulting from the COVID-19 pandemic in the first half of fiscal 2022 and the inflationary pressures and labor shortages in the second half of fiscal 2022. The Company achieved impressive results by growing revenues, adjusted Net Income and adjusted EBITDA while also significantly improving Return on Net Assets (RONA). The Company grew Revenues to $455 Million in fiscal 2022 from $316 Million in fiscal 2021; an increase of 44%. Adjusted Net Income was $18 million compared to $9.5 million in the prior year; an increase of xx%. RONA improved to 16.4% from 11.8% in fiscal 2021. The Company’s strong financial performance in fiscal 2022 resulted in higher levels of compensation paid to NEOs, including short term incentive payments to NEOs at the maximum achievement level of 150%.

Executive Compensation Philosophy and Design

The Company’s executive compensation program is designed to drive a pay-for-performance culture. The program strives to align corporate performance with executive pay, delivering competitive total compensation upon the achievement of the Company’s performance objectives. The achievement of those objectives in turn will create long-term shareholder value. The executive compensation program is also designed to attract, retain and motivate leaders who will focus on the creation of long-term shareholder value. The Company’s pay-for-performance philosophy for the executive compensation program employs a mix of compensation elements - base salary, short-term incentives and long-term incentives - to link executive compensation to Company performance and to clearly align executive interests with shareholder interests.

Responsiveness to 2021 Say-on-Pay Vote

At the 2021 Annual Meeting of Shareholders, approximately 96 percent of the votes cast were in favor of the advisory vote to approve executive compensation. We believe that these vote results, together with feedback received during the Company’s ongoing shareholder engagement efforts, reflect that shareholders are pleased with the structure of the Company’s compensation programs put into place by the Compensation Committee for fiscal year 2021. The Compensation Committee considered this support when reviewing compensation for fiscal year 2022, particularly with respect to the design and structure of the Company’s executive compensation program. Specifically, the Compensation Committee established a long-term incentive plan for fiscal 2022 including two equity-based components: performance share units (“PSUs”) and restricted stock units (“RSUs”). The award of PSUs was intended to create long-term performance alignment for the executive team based on achieving critical operating performance results based on three-year goals related to return on net assets (“RONA”) and cumulative adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) over a three-year performance cycle. The fiscal 2022 PSU awards will cliff vest on the third anniversary grant date if specified three-year RONA and EBITDA objectives are achieved.

With respect to fiscal year 2023 incentive compensation, the Compensation Committee continued its focus on aligning the Company’s executive compensation program with shareholder value creation and continued to use PSUs as a meaningful component of executive compensation.

Compensation Committee Oversight of Executive Compensation Program

The Compensation Committee oversees the Company’s executive compensation philosophy and the design and implementation of its executive compensation program. The Committee reviews and approves, or recommends that the Board of Directors approve, all elements of the Company’s executive compensation program. Any new executive compensation plan or program must be approved by the Board based on the recommendation of the Compensation Committee. The Committee sets the compensation of the Chief Executive Officer (“CEO”).

The CEO annually reviews the performance of the other NEOs. After considering the CEO’s assessment and recommendations, the Compensation Committee determines and approves the compensation of the other NEOs. The Compensation Committee has absolute discretion to approve the recommendations of the CEO or to make adjustments as the Committee deems appropriate. The CEO and other executive officers from time to time work with the Committee to gather and compile data needed for benchmarking purposes or for other analysis conducted by the Committee or Committee’s independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”).

The Compensation Committee retained FW Cook to provide advice on executive compensation matters, including the types and levels of executive compensation and the competitiveness of the Company’s executive compensation program relative to competitors for executive talent. FW Cook reports directly to the Committee and interacts with management at the Committee’s direction. The Committee and its chairperson have regular opportunities to meet with FW Cook in executive session without management present. The Committee considered the independence of FW Cook in light of current SEC rules and NASDAQ listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Committee.

Compensation Committee Evaluation of Executive Compensation Philosophy and Design

The Compensation Committee evaluates and monitors the Company’s executive compensation philosophy and the design of its executive compensation program to assure the Company’s continued ability to attract, retain and motivate leaders who will focus on the creation of long-term shareholder value.  The Committee believes that a competitive pay-for-performance executive compensation program employing a mix of compensation elements – base salary, short-term incentives and long-term incentives – links executive compensation to Company performance and clearly aligns executive interests with shareholder interests.

The Compensation Committee reviews competitive market data for comparable executive level positions as a point of reference in its executive compensation decisions. The Committee also reviews the Company’s financial performance, individual NEO performance, and the Company’s competitive environment. The Committee considers compensation information disclosed by a peer group of companies and industry reference companies with which the Company competes for business and executive talent. The Committee also considers information derived from published survey data that compares the elements of each NEO’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information for the Committee and adjusts the published survey data to reflect the Company’s revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each NEO.

The Compensation Committee, with input from FW Cook, continued to use the same peer group that was used in the prior year. The peer companies were selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) sales and market capitalization between approximately 1/3 and 3 to 4 times the Company’s sales and market capitalization, and (iii) competitors for executive talent.

For fiscal 2022 compensation purposes, our peer group consisted of 15 companies.

FY22 Peer Group
AAON Inc.	CTS Corporation	Key Tronic Corporation
Ameresco, Inc.	Daktronics, Inc.	Napco Security Technologies, Inc.
Broadwind Energy Inc.	Eastern Company	PGT Innovations, Inc.
CECO Environmental Corp.	Encore Wire Corporation	Powell Industries, Inc.
CPI Aerostructures, Inc.	Gorman-Rupp Company	Trex Company Inc.
.

Practices Implemented to serve Shareholder Long-term Interests

The following tables summarize certain executive compensation governance practices that the Committee believes will drive financial performance and serve long-term shareholder interests.

Practices the Company Follows
Pay for performance	A significant portion of executive compensation is at-risk and tied to the achievement of various performance objectives that are disclosed to shareholders.
NEO salary guidelines set annually	The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends.
Balances short-term and long-term incentives

The Company’s incentive programs provide an appropriate balance of annual and longer-term incentives, with long term incentive compensation comprising a significant percentage of target total compensation.

Uses multiple performance metrics	The Company mitigates the risk of the undue influence of a single performance metric by utilizing multiple performance metrics for the short- and long- term incentive plans.

Caps award payouts	Cash incentive payouts under the short-term incentive plan are capped at 150% of target.
Market-based approach for determining NEO target pay	Target compensation for NEOs is set after consideration of market data at peer group companies, industry reference companies and other market data.
Stock ownership and retention guidelines for all NEOs

The Company also maintains stock ownership guidelines for its directors and NEOs. Until director or NEO meets their requirement, they must retain 50% of the net after-tax shares received from awards under the Company’s equity compensation plans.

Conducts a risk assessment

The Compensation Committee annually conducts a compensation risk assessment to determine whether the compensation program, or elements thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee	The Compensation Committee is comprised entirely of independent directors and has retained an independent compensation consulting firm.

Practices the Company Prohibits
No excise tax gross-up payments	The Company does not enter into any new contractual agreements that include excise tax gross-up payments.
No re-pricing of options

The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Re-pricing of stock options is not permitted under our equity award plans without first obtaining approval from the shareholders of the Company. The Company and the Committee will not reprice underwater options without the consent of the Company’s shareholders.

No pledging or hedging of shares

The Company’s insider trading policy restricts Board members and executive officers from entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. No Board member or executive officer implemented any pledges or hedging transaction.

No special perquisites to executives	The Company does not provide executives with benefit programs or perquisites that are not generally made available to all Company employees, except in limited circumstances.

Elements of Executive Compensation

As more fully described below, the Company’s executive compensation program consists of four elements: a competitive base salary benchmarked against a peer group of companies as well as industry reference companies and other relevant market data; a short-term cash incentive plan tied to the Company’s annual financial performance results and the NEO’s individual performance; a long-term incentive plan utilizing equity in various forms; and customary benefits. The Company’s executive compensation program is designed to reward executives with above-market pay for results which exceed the Company’s target performance goals and objectives.

The following table summarizes the elements of the NEO compensation program.

Element	Form of Compensation	Purpose
Base Salary	Cash	Provides competitive, fixed compensation to attract and retain superior executive talent.
Short-Term Incentive Plan	Cash	Provides a direct financial incentive to achieve annual Company and individual performance objectives.
Long-Term Incentive Plan	Stock Options, PSUs and RSUs

Encourages the executive team to earn, build and maintain a long-term equity ownership position through Company and individual performance so that executive interests are aligned with shareholder interests. A portion of the awards are earned only if certain performance objectives are achieved.

Health, Retirement and Other Benefits

NEOs participate in benefit plans generally available to our employees, including the 401K plan; premiums paid on long-term disability and life insurance policies; and the Company also offers a nonqualified deferred compensation plan

Benefit plans are part of a broad-based employee benefits program; the nonqualified deferred compensation plan provides competitive benefits to our executive officers

The Compensation Committee reviews the risk profile of the elements of the Company’s executive compensation program, including the performance metrics and objectives used in connection with incentive awards. The Committee considers the risks a NEO might be incentivized to take with respect to such elements, metrics and objectives. When establishing the mix among these elements, the Committee carefully calibrates the elements to avoid encouraging excessive risk taking. The Company’s executive compensation program is balanced between annual and long-term incentive compensation to ensure alignment with short-term objectives and with the Company’s long-term business plan and shareholder interests. The Committee also determines that the overall mix of equity-based awards has been allocated to promote an appropriate combination of retention and incentive objectives.

The Committee believes that the Company’s executive compensation program does not encourage the NEOs to engage in business activities or other behavior that might threaten the value of the Company or shareholder interests. The Committee regularly monitors and evaluates the mix of compensation, especially equity compensation, awarded to the NEOs and the extent to which such compensation aligns NEO interests with shareholder interests. In connection with this practice, the Committee has, from time to time, reconsidered the structure of the Company’s executive compensation program and the relative weighting of various elements of pay.  Please refer to the discussion in the “Compensation Mix” section.

Base Salary

The Compensation Committee reviews each NEO’s base salary, the scope of each NEO’s level of responsibility and potential, as well as base salary levels offered by competitors and the overall marketplace.  Base salary is set at a level that is market competitive in order to attract and retain highly qualified leaders. Base salary reflects the NEO’s scope of responsibility, breadth of experience, ability to contribute to, and impact corporate performance, and a demonstrated track record of individual performance. The Committee has engaged FW Cook to assist in benchmarking each NEO’s base salary and total direct compensation opportunity and each element of executive compensation. The assessment also factors in peer group and industry reference company data and other relevant market data.

In general, the Company seeks to provide target compensation opportunities that are competitive with its peer group companies and other compensation data sources, as provided by FW Cook. There may be instances which indicate the need to pay above target level compensation and the Company is prepared to do so within reasonable limits. The Committee applies a collective, subjective evaluation of the above factors to determine the annual base salary level of each NEO in light of the Company’s performance and such NEO’s individual performance.  The Committee does not utilize a particular objective formula as a means of establishing annual base salary levels.

The Compensation Committee adjusted the base salaries of any NEOs in Fiscal 2022 as follows in light of strong performance outcomes in FY22 and to more align their base salaries with the market median base salaries for their respective positions.

Executive	2021 Salary	2022 Salary	Percent Increase
James A. Clark	$600,000	$618,000	3%
James E. Galeese	$355,350	$366,011	3%
Thomas A. Caneris	$345,000	$355,530	3%
Michael C. Beck	$331,500	$331,500	0%
Jeffery S. Bastian	$247,248	$255,902	3%

Short-Term Incentive Plan

The Company’s annual short-term incentive plan (the “STIP”) provides for the payment of an annual cash incentive and motivates the NEOs to achieve and exceed the Company’s annual operating plan objectives. In October 2021, the Compensation Committee adopted the Fiscal Year 2022 Short Term Incentive Plan (the “FY22 STIP”). The performance criteria under the FY22 STIP are 100% performance based and are weighted eighty percent (80%) on an adjusted EBITDA and twenty percent (20%) on net sales. Company performance is measured by comparing the Company’s adjusted EBITDA for the fiscal year ended June 30, 2022, to a target adjusted EBITDA for the entire 2022 fiscal year set by the Committee and by comparing the Company’s net sales for the fiscal year ended June 30, 2022 to a target net sales for the entire 2022 fiscal year set by the Committee. The Committee continues to believe that the measure of adjusted EBITDA reflects operating performance because it excludes amortization of intangibles, which can be confusing and unclear. Adjusted EBITDA also is a highly referenced and preferred performance metric with the shareholder and analyst community. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex A for further discussion regarding our use of Non-GAAP measures. The Committee sees each of adjusted EBITDA and net sales as a measure that aligns with incentivizing growth in shareholder value creation.

Like the FY21 STIP, the FY22 STIP places emphasis on EBITDA over net sales, with EBITDA weighted 80% and net sales weighted 20% of the total incentive. As set forth below, the Company significantly exceeded target performance for both metrics in a challenging environment.

FY22 STIP Performance Metrics

Performance Metric	Threshold Achievement	Target Achievement	Maximum Achievement	Actual Results
Net Sales	$364.5 Million	$405.0 Million	$420.0 Million	$455 Million
Adjusted EBITDA	$23.0 Million	$30.9 Million	$33.5 Million	$35.1 Million

FY22 STIP Potential Payout Levels

Executive	Threshold Achievement (% of base salary)	Target Achievement (% of base salary)	Maximum Achievement (% of base salary)
James A. Clark	40	80	120
James E. Galeese	25	50	75
Thomas A. Caneris	25	50	75
Michael C. Beck	25	50	75
Jeffery S. Bastian	20	40	60

FY22 STIP Actual Payouts

Executive	Actual Bonus Payment	Percent of Target Opportunity
James A. Clark	$741,600	150%
James E. Galeese	$274,508	150%
Thomas A. Caneris	$266,513	150%
Michael C. Beck (1)	$167,750	100%
Jeffery S. Bastian	$153,541	150%

(1) Paid at target in connection with retirement.

Long-Term Incentive Plan (LTIP)

The Company’s long-term incentive plan (the “LTIP”) provides for the award of restricted stock units and performance share units under the 2019 Omnibus Award Plan, as it may be amended from time to time. The LTIP rewards executives for achieving the company’s long-term performance goals which in turn will create long-term shareholder value. The grant of equity-based compensation provides a strong longer-term alignment of NEO interests with shareholder interests. The Company has adopted stock ownership and retention guidelines for the executive team to reinforce such alignment.

In connection with the LTIP equity awards granted to the NEOs, the Compensation Committee generally exercises broad discretion to achieve an appropriate balance between retention and incentive objectives.  The Committee attempts to reward the NEOs with LTIP equity awards in an amount that would be significant in relation to the other annual compensation paid to the NEOs, and in the Committee’s judgment, reasonable and appropriate after considering the NEO’s total compensation in relation to that of the most senior executives of companies in similar industries identified in reports prepared for the Committee. The size of the award is not determined by application of any formula, but rather reflects the Committee’s subjective judgment with regard to encouraging and rewarding high levels of performance.

The Compensation Committee is responsible for administration of the 2019 Omnibus Award Plan, with respect to executive officers, including the NEOs, Board members and all other employees. After consultation with Mr. Clark, Mr. Galeese and Mr. Caneris concerning possible grants to employees other than themselves, the Committee determines the individuals who will receive equity awards, the date of grant, the vesting and/or performance conditions of the grant, and the number of shares or units awarded.  The Committee bases its individual equity awards upon Company performance, the past contributions of the particular employee and the capability of the employee to positively impact the Company’s future success and profitability. Although the Company does not have a written policy regarding the timing of or practices related to granting equity awards, neither the Company nor the Committee engages in re-pricing, spring-loading, back-dating or bullet-dodging practices. The Committee usually grants annual equity awards to the NEOs on or around the time of its August meeting; however, in 2021 the Committee granted awards in October.

In October 2021, the Compensation Committee adopted the Fiscal 2022 Long Term Incentive Plan (the “FY22 LTIP”). The FY22 LTIP provides for the issuance of equity awards consisting of RSUs and PSUs. The FY22 LTIP’s terms are consistent with making a substantial portion of each NEO’s compensation dependent on attaining Company performance over a longer term.

The FY22 LTIP is comprised of two components with greater weight (60%) on the performance-based PSUs and less weight (40%) on the RSUs. The Committee views RSUs as a talent retention tool; the RSUs vest over three years. The Committee believes the three-year PSU awards appropriately focus the NEOs on long-term performance and shareholder alignment. The Committee believes that this LTIP mix makes the overall grant value heavily performance-oriented over a longer period, with three years representing an appropriate performance cycle.

While RSUs vest annually in equal installments over three years, PSU awards are subject to a three-year performance period. The vesting of the PSU awards is subject to the achievement of a three-year cumulative adjusted EBITDA and a Return on Net Assets (“RONA”) performance objective. Specifically, PSU awards will cliff vest at the end of the third year if specific adjusted EBITDA and RONA targets are achieved. Each performance metric is weighted at 50% of the PSU. Adjusted EBITDA serves as a proxy for cash flow and the amount of profit that can be made from the Company’s current assets and operations. Adjusted EBITDA is a non-GAAP financial measure. Please see Annex A for further discussion regarding our use of Non-GAAP measures. RONA measures the effectiveness with which the Company uses its assets and working capital to sustain growth. The Compensation Committee believes adjusted EBITDA and RONA are common metrics used by the investment and analyst community and that improvements in adjusted EBITDA and RONA will result in growth in shareholder value.

FY22 LTIP Performance Metrics – 3-year Vesting Period

Performance Metric as a Percent of Target	Weight of Performance Metric	Threshold Achievement as a Percentage of Target	Target Achievement	Maximum Achievement as a Percentage of Target	Threshold Payout	Target Payout	Maximum Payout
RONA % (3-year average)	50%	78.5%	100%	107.4%	50%	100%	150%
Adjusted EBITDA (cumulative)	50%	75%	100%	107%	50%	100%	150%

Vesting of FY2020 Performance Share Unit Awards

In August 2019, the Compensation Committee adopted the Fiscal 2020 Long Term Incentive Plan (the “FY20 LTIP”). The FY20 LTIP provides for the issuance of equity awards consisting of nonqualified stock options, RSUs and PSUs. The FY20 LTIP represented a significant step toward a longer-term performance weighted orientation for the Company’s LTIP.

All PSU awards granted under the FY20 LTIP were subject to a three-year performance period. The vesting of the PSU awards was subject to the achievement of a three-year cumulative EBITDA and a Return on Net Assets (“RONA”) performance objective. Specifically, PSU awards cliff vest at the end of the third year if specific EBITDA and RONA targets are achieved. Each performance metric is weighted at 50% of the PSU. EBITDA serves as a proxy for cash flow and the amount of profit that can be made from the Company’s current assets and operations. EBITDA is a non-GAAP financial measure. Please see Annex A for further discussion regarding our use of Non-GAAP measures. RONA measures the effectiveness with which the Company uses its assets and working capital to sustain growth. The Compensation Committee believes EBITDA and RONA are common metrics used by the investment and analyst community and that improvements in EBITDA and RONA will result in growth in shareholder value.

FY20 LTIP Performance Metrics- 3 year Vesting Period

Performance Metric as a Percent of Target	Weight of Performance Metric	Threshold Achievement as a Percentage of Target	Target Achievement	Maximum Achievement as a Percentage of Target	Threshold Payout	Target Payout	Maximum Payout
RONA % (3-year average)	50%	90%	100%	164%	50%	100%	150%
Adjusted EBITDA (cumulative)	50%	90%	100%	110%	50%	100%	150%

The following table shows the target, threshold and maximum amounts for the FY20 LTIP performance measures:

	Payout Percentage	2022 RONA	EBITDA Cumulative
Threshold	50%	5.5%	$47.775 million
Target	100%	6.10%	$52.529 million
Maximum	150%	10.00%	$57,612 million

Fiscal year 2022 RONA, which was 16.3%, exceeded the maximum (payout at 150% of target). Fiscal year 2020 through 2022 Cumulative EBITDA was $50.368 million, resulting in a payout at 79% of target. The combination of these two achievement levels resulted in a blended weighted achievement rate of 115% of target and issuance of the following share amounts pursuant to the terms and conditions of the PSUs granted in August 2019 to the NEOs.

Executive	PSUs Granted in 2019	Shares Vesting in 2022 under PSUs
James A. Clark	52,219	60,052
James E. Galeese	18,556	21,340
Thomas A. Caneris	18,106	20,718
Michael C. Beck	17,311	19,907
Jeffery S. Bastian	9,038	10,393

Mr. Beck’s award is subject to his compliance with his obligations under his consulting agreement.

NEO Stock Holding Requirements

The Company maintains Stock Ownership and Retention Guidelines (the “Guidelines”) applicable to NEOs. All NEOs are in compliance with the Guidelines or on track to meet their individual holding requirements. The Guidelines require the following stock ownership multiples:

NEO	Multiple of Base Salary
James, A Clark	5x
James E. Galeese	2x
Thomas A. Caneris	2x
Michael C. Beck	2x
Jeffery S. Bastian	2x

Until a NEO meets his requirement, he must retain 50% of the net after-tax shares received from awards under the Company’s equity compensation plans.

In addition, each NEO is prohibited from selling Company stock acquired by exercising stock options or the vesting of other equity grants until such officer is in compliance with his or her ownership requirement; provided, however NEOs may immediately sell Company stock acquired by exercising stock options or other equity grants in amounts not exceeding the retention ratio. Once a NEO has met his minimum ownership requirement, he shall be deemed to have met his share ownership requirement regardless of fluctuations in the price of the Company’s shares or changes in this base salary or cash retainer, unless the NEO sold shares in excess of the retention ratio in the proceeding twelve (12) months. In such case, the determination of the NEO’s compliance with the minimum share requirements shall begin anew.

Clawbacks: Recovery of Prior Equity Awards

In the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws, the Compensation Committee shall require reimbursement to the Company (i.e., a clawback) of any equity award granted under the LTIP where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with the SEC; (ii) the Compensation Committee determines the officer engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement; and (iii) a lower payment would have been made to such officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the officer the amount by which any performance-based awards paid to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results. This compensation recovery policy applies to financial statements for periods ending after June 30, 2016.

Health, Retirement and Other Benefits

The Company’s benefits program includes a 401K savings plan and group life, short-term disability and long-term disability insurance plans.  The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection which could interrupt the officer’s employment and/or income received as an active employee.

The objective of the 401K savings plan is to provide a competitive level of retirement savings and income to executive officers and to reward them for continued service with the Company. The executive officers may also participate in the Company’s Nonqualified Deferred Compensation Plan. Please see the “Nonqualified Deferred Compensation” section of this Proxy Statement for additional information.

Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in executive compensation.  These benefits, and their incremental cost to the Company, are described in the All Other Compensation Table and its footnotes.  The Committee believes these perquisites to be reasonable, comparable with peer companies, and consistent with the Company’s overall compensation practices. The Company does not provide tax gross-ups.

Compensation Mix

The Compensation Committee does not attempt to maintain a certain target compensation mix. The Committee seeks an appropriate mix between equity incentive awards and cash payments in order to meet the Company’s various objectives around pay-for-performance, retention, and motivation of executive talent.  Other than as set forth in various compensation plans, any apportionment goal is not applied rigidly and does not control the Committee’s compensation decisions.  The Committee uses it as another tool to assess total compensation opportunities and whether the appropriate incentives have been provided to accomplish the Company’s compensation objectives.  The mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of cash and equity incentive awards.  The Committee believes the most important indicator that compensation objectives are being met is the ability to motivate the NEOs to deliver superior performance and to retain the NEOs to continue their careers with the Company on a cost-effective basis.

Change in Control Agreements and Supplemental Benefits Agreements

Effective January 26, 2021, the Company entered into Change in Control Agreements and Supplemental Benefits Agreements with each of the following executive officers: James A. Clark, Chief Executive Officer; James E. Galeese, Executive Vice President and Chief Financial Officer; and Thomas A. Caneris, Senior Vice President, Human Resources and General Counsel.

The Change in Control Agreements provide that if the executive’s employment terminates during a change in control period (generally defined as the twenty-four months after a change in control) other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreements), he is entitled to a severance payment equal to a multiple of his then-current base salary plus his target bonus for the severance period. The multiple for Mr. Clark is two and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is two times. The agreements provide for continued participation in medical and dental plans, with full COBRA payments to be paid by the Company. The agreements also provide that in the event of a change in control and upon a subsequent qualifying termination of employment, unless the successor company agrees to assume, replace or substitute the executive’s stock options, restricted stock awards, and/or restricted stock unit awards (“RSUs”), such awards shall become vested in full and exercisable in their entirety. The agreements further provide that in the event of a change in control all performance stock units granted to the executive will convert at the target performance level into time-based RSUs vesting in equal installments over three years.

The Supplemental Benefits Agreements provide that if the executive’s employment is terminated by the Company without “cause” or the executive terminates his employment for “good reason” (each as defined in such agreements), at any time outside of a change in control period (generally defined as the twenty-four months after a change in control), the executive is entitled to a severance payment equal to a multiple of the sum of one year of base salary and his annual target bonus. The multiple for Mr. Clark is one and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is one time. The agreements provide that if the executive’s employment is terminated by the Company without “cause,” the executive terminates his employment for “good reason” or in the event of the executive’s retirement when the executive satisfies applicable retirement criteria, or in the event of executive’s death or disability: (A) all unvested stock options (other than stock options that may vest upon the achievement of performance conditions) shall immediately and without further action become fully vested; and (B) all unvested stock options that may vest upon the achievement of performance conditions, all unvested restricted stock unit awards, all unvested restricted stock awards and all unvested performance stock unit awards shall continue to vest pursuant to their original vesting schedules. The agreements also provide for continuation of coverage under group health plans maintained by the Company, additional cash COBRA payments for six months (in the case of Mr. Clark only) and non-competition covenants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee.

Ronald D. Brown, Chairman	Amy L. Hanson	Chantel E. Lenard

This Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that LSI specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934

The following table sets forth information regarding compensation paid to the NEOs for fiscal 2022.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Option Awards (3)	Stock Awards (4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation (5)	Total

James A. Clark Chief Executive Officer	2022 2021 2020	$614,539 $559,189 $564,202	- $720,000 $271,920	- $180,355 -	$939,360 $540,000 $200,000	$741,600 - -	($190,023) $20,660 $9,261	$345,754 $130,221 $37,250	$2,451,230 $2,150,425 $1,082,663

James E. Galeese EVP, Chief Financial Officer	2022 2021 2020	$363,963 $336,216 $352,962	- $266,513 $100,000	- $53,408 $71,101	$325,450 $159,909 $71,069	$274,508 - -	($76,371) $32,682 $50,744	$86,018 $35,852 $20,434	$973,568 $884,580 $666,310

Thomas A. Caneris SVP, HR & General Counsel	2022 2021 2020	$353,360 $323,769 $296,567	- $258,750 $145,000	- $51,852 $171,691	$280,727 $155,244 $69,001	$266,513 - -	($183,778) $54,317 $22,060	$234,800 $170,589 $120,540	$951,622 $1,014,521 $824,859

Michael C. Beck Former SVP, Operations	2022 2021 2020	$331,500 $314,288 $330,000	- $248,625 $50,000	- $49,823 $66,329	$165,750 $149,178 $66,301	$167,750 - -	($147,420) $35,484 $16,264	$187,557 $121,090 $56,780	$705,137 $918,488 $585,674

Jeffery S. Bastian VP, Chief Accounting Officer	2022 2021 2020	$254,238 $237,739 $239,076	- $148,349 $29,670	- $30,968 $25,972	$127,951 $92,718 $60,575	$153,541 - -	($78,226) $18,218 $27,549	$126,069 $33,747 $20,362	$583,573 $561,739 $403,204

(1)	Salary compensation represents the base salary paid during the fiscal year. For fiscal 2020, salary represents a partial year for Mr. Caneris who joined the Company in August 2020.

(2)

Bonus compensation represents the incentive and discretionary compensation expensed during the fiscal year and paid in the following fiscal year. The bonus compensation for Mr. Caneris in 2020 also includes a $50,000 signing bonus.

(3)

Stock option award compensation represents the grant date fair value which will be expensed for financial statement reporting purposes in accordance with FASB ASC Topic 71 (Compensation–Stock Compensation). There can be no assurance that the value realized from the exercise of stock options, if any, will equal the amount of ASC 718 compensation expense recorded. See discussion related to all assumptions made in the valuation of stock options in accordance with ASC 718 in Note 10 to the Company’s financial statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2022.

(4)

Stock awards in 2022 and 2021 to Messrs. Clark, Galeese, Caneris, Beck, and Bastian are comprised of RSU and PSU awards. The 2022 RSU awards are as follows: Mr. Clark of $375,744; Mr. Galeese of $130,000; Mr. Caneris of $112,291; Mr. Beck of $66,300; and Mr. Bastian of $51,180. The 2022 PSU awards are as follows: Mr. Clark of $563,616; Mr. Galeese of $195,450; Mr. Caneris of $168,436; Mr. Beck of $99,450; and Mr. Bastian of $76,771. The 2021 RSU awards are as follows: Mr. Clark of $180,000; Mr. Galeese of $74,623; Mr. Caneris of $72,447; Mr. Beck of $69,618; and Mr. Bastian of $49,450. The 2021 PSU awards are as follows: Mr. Clark of $360,000; Mr. Galeese of $85,286; Mr. Caneris of $82,797; Mr. Beck of $79,560; and Mr. Bastian of $43,268. Stock awards in 2020 to Messrs. Clark, Galeese, Caneris, Beck, and Bastian are comprised of PSU awards Mr. Bastian’s 2020 awards also consist of an RSU award of $25,960. Mr. Galeese’ s 2019 stock awards consist of a PSU award. For all years, RSU compensation represents the grant date fair value and PSUs at 100% of target payout. For the 2020, 2021 and 2022 PSUs, the minimum is 50% of target payout and the maximum is 150% of target payout.

(5)	See the “All Other Compensation” table for an explanation of the amounts shown in this column.

ALL OTHER COMPENSATION

The following table describes each element of the All Other Compensation column for 2022 in the Summary Compensation Table.

Name	Fiscal Year	Life Insurance (1)	Qualified Retirement Plan or 401K Plan Contributions (2)	Non-qualified Deferred Compensation Plan Contributions (3)	Relocation Allowance	Total

	2022	$2,000	$10,919	$333,635	--	$345,754
James A. Clark	2021	$2,000	$3,462	$124,759	--	$130,221
	2020	$2,000	$6,856	$28,394	--	$37,250

	2022	$2,000	$9,423	$75,395	--	$86,018
James E. Galeese	2021	$2,000	$2,050	$31,802	--	$35,852
	2020	$2,000	$7,813	$10,621	--	$20,434

	2022	$2,000	$2,170	$181,430	--	$234,800
Thomas A. Caneris	2021	$2,000	$796	$167,793	--	$170,589
	2020	$2,000	$2,787	$65,753	$50,000	$120,540

	2022	$2,000	$9,113	$177,244	--	$187,557
Michael C. Beck	2021	$2,000	$1,913	$117,177	--	121,090
	2020	$2,000	$4,903	$49,877	--	$56,780

	2022	$2.000	$8,776	$116,093	--	$126,069
Jeffery S. Bastian	2021	$2,000	$1,426	$30,321	--	$33,747
	2020	$2,000	$3,971	$14,391	--	$20,362

The Company does not provide automobile, personal expense or professional fee allowances.

(1)	Life insurance represents the taxable premium associated with the Company’s group term life insurance program.

(2)	The amounts represent 401K plan matching contributions.

(3)	The amounts represent non-qualified deferred compensation employer matching contributions.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding all grants of plan-based awards made to the NEOs during fiscal 2022.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Option Awards: Number of Securities Underlying Options (1)	Stock Unit Awards: Number of Securities Underlying Shares of Stock / Units (1)	Performance Stock Unit Awards: Number of Securities Underlying Awards (2)	Exercise or Base Price of Option and RSU Awards ($/share)	Grant Date Fair Value of Stock Option, RSU and PSU Awards

James A. Clark	10/6/21	$247,200	$494,400	$741,600	34,536	69,071	103,607	-	46,047	69,071	$8.16	$563,616

James E. Galeese	10/6/21	$91,502	$183,005	$274,507	11,826	23,952	35,478	-	15,968	23,952	$8.16	$195,450

Thomas A. Caneris	10/6/21	$88,837	$177,675	$266,512	10,321	20,642	30,963	-	13,761	20,642	$8.16	$168,436

Michael C. Beck	10/6/21	$82,875	$165,750	$248,625	6,094	12,188	18,282	-	8,125	12,188	$8.16	$99,450

Jeffery S. Bastian	10/6/21	$51,180	$102,361	$153,541	4,704	9,408	14,112	-	6,272	9,408	$8.16	$76,771

(1)

Stock Options vest ratably in three equal annual installments, beginning on the first anniversary of the award, subject to continued employment of the Named Executive Officer. RSUs vest over three years in equal annual installments.

(2)	PSUs will cliff vest at the end of three years if certain adjusted EBITDA and RONA targets are met.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of June 30, 2022.

Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Numbers of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pa Out Value of Unearned Shares, Units or Other Rights That Have Not Vested
James A. Clark	(4) 11/1/18 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20 (3) 10/6/21 (8) 10/6/21	- - - - - - -	- - 76,271 - - - -	500,000 - - - -	$4.40 - $6.80 - -	11/1/28 - 8/19/30 - -	- - - 13,235 - - 46,047	- - - $85,233 - - $296,543	- 52,219 - - 52,941 69,071	- $336,290 - - $340,940 $444,817

James E. Galeese	(1) 6/12/17 (2) 8/17/17 (2) 8/16/18 (3) 8/16/18 (2) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20 (3) 10/6/21 (8) 10/6/21	60,000 38,000 42,533 - 25,202 - - - - - -	- - 21,267 - 50,404 - 22,586 - -	- - - - - - - - -	$9.15 $5.92 $4.94 - $3.83 - $6.80	6/12/27 8/17/27 8/16/28 - 8/21/29 - 8/19/30 - -	- - - - - - - 5,487 - - 15,968	- - - - - - - 35,336 - - $102,834	- - - _ - 18,556 - - 12,542 23,952	- - - _ - $119501 - - $80,770 $154,250

Thomas A. Caneris	(5) 8/5/19 (1) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20 (3) 10/6/21 (8) 10/6/21	- 24,468 - - - - - -	100,000 48,936 - 21,928 - -	- - - - - -	$4.04 $3.83 - $6.80 - -	8/5/29 8/21/29 - 8/19/30 - -	- - - - 5,327 - - 13,761	- - - - $34,305 - - $88,620	- - 18,016 - - 12,176 20,642	- - $116,023 - - $78,413 $132,934

Michael C. Beck	(5) 2/11/19 (2) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20 (3) 10/6/21 (8) 10/6/21	- 23,511 - - - - - -	50,000 47,021 - 21,070 - -	- - - - - -	$3.18 $3.83 - $6.80 - -	2/11/29 8/21/29 - 8/19/30 - -	- - - - 2,560 - - 6,500	- - - - $16,486 - - $41,860,	- - - 17,311 - _ _	- $138,661 - _ _

Jeffery S. Bastian	(1) 8/16/12 (1) 8/23/13 (1) 11/20/14 (1) 7/1/15 (1) 7/1/16 (1) 6/12/17 (2) 8/17/17 (2) 8/16/18 (2) 8/21/19 (6) 8/21/19 (3) 8/21/19 (2) 8/19/20 (7) 8/19/20 (3) 8/19/20 (3) 10/6/21 (8) 10/6/21	11,250 17,000 20,000 15,000 10,000 3,750 18,000 13,333 9,206 - - - - - - -	- - - - - - - 6,667 18,412 - - 13,096 - -	- - - - - - - - - - - - - -	$6.58 $7.20 $6.81 $9.39 $11.06 $9.15 $5.92 $4.94 $3.83 - - $6.80 - -	8/16/22 8/23/23 11/20/24 7/1/25 7/1/26 6/12/27 8/17/27 8/16/28 8/21/29 - - 8/19/30 - - - -	- - - - - - - - - 4,519 - - 3,636 - 6,272	- - - - - - - - - $29,102 - - $23,416 - - $40,392	- - - - - - - - - - 9,038 - - 6,363 9,408	- - - - - - - - - - $58,204 - $40,978 $60,588

(1)	Stock options have a ten-year term and vest ratably over a four-year period beginning with the first anniversary date of grant.

(2)	Stock options have a ten-year term and vest ratably over a three-year period beginning on the first anniversary of the date of grant.

(3)	PSUs are unearned and vesting of the PSUs is subject to the achievement of three-year performance objectives.

(4)	Inducement Grant of Performance Stock Options made as part of the executive’s initial employment with the Company.

(5)	Inducement grant of Stock Options made as part of the executive’s initial employment with the Company.

(6)	RSUs granted prior to August 19, 2020 vest ratably over a three-year period beginning on the first anniversary of the date of grant. Upon vesting accrued cash dividends are paid to the executive.

(7)

RSUs granted on August 19, 2020 vest over a three-year period as follows: (1) 50% on the first anniversary of the award; (2) 25% on the second anniversary of the award; and (3) 25% on the third anniversary of the award. Upon vesting, accrued cash dividends are paid to the executive.

(8)	RSUs granted prior to August 19, 2020 vest ratably over a three-year period beginning on the first anniversary of the date of grant. Upon vesting accrued cash dividends are paid to the executive.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the NEOs on stock option exercises and RSU and PSU vesting during fiscal 2022, including the number of shares acquired upon exercise and the value realized.

Executive	Number of Shares Acquired on Option Exercise (#)	Value Realized on Exercise

James A. Clark	9,385	$73,485

James E. Galeese	3,891	$30,467

Thomas A. Caneris	3,777	$29,574

Michael C. Beck	3,630	$28,423

Jeffery S. Bastian	4,263	$33,379

Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting

James A. Clark	60,052	$414,359

James E. Galeese	21,340	$147,246

Thomas A. Caneris	20,718	$142,954

Michael C. Beck	[______]	[______]

Jeffery S. Bastian	10,393	$71,711

NONQUALIFIED DEFERRED COMPENSATION

The Company has a Nonqualified Deferred Compensation Plan that allows for both employee contributions and company contributions.  This is a funded plan so that when contributions are made into the plan, they are 100% invested in Common Stock of the Company.  A group of employees of the Company having an annual base salary above a certain limit are invited to defer up to 40% of their salary and/or bonus into this plan.  The Company makes a matching contribution equal the amount contributed by the employee. A Company make-up contribution will also be made into the plan on behalf of the named executives at the same percentage as in the Company’s qualified retirement plan for any salary and bonus compensation not receiving a benefit in the qualified retirement plan due to ERISA imposed limits on covered compensation or because the executive elected to defer salary and/or bonus into the deferred compensation plan.  The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during fiscal 2022 and the aggregate balance of the accounts as of June 30, 2022.

Executive	Executive Contributions in Fiscal 2022 (1)	LSI Contributions in Fiscal 2022	Aggregate Earnings in Fiscal 2022 (2)	Aggregate Withdrawals / Distributions in Fiscal 2022	Aggregate Balance at June 30, 2022 (3)

James A. Clark	$333,635	$333,635	($190,023)	-	$813,474

James E. Galeese	$75,395	$75,395	($76,371)	-	$309,533

Thomas A. Caneris	$181,430	$181,430	($183,778)	-	$722,551

Michael C. Beck	$177,244	$177,244	($147,420)	-	$592,921

Jeffery S. Bastian	$116,093	$116,093	($78,226)	-	$318,127

(1)	NEO’s contributions are included as part of the NEO’s salary in the Summary Compensation Table. This was also the case in prior years.

(2)

Aggregate earnings are included as part of each NEO’s change in nonqualified deferred compensation earnings in the Summary Compensation Table. Aggregate earnings represent the change in the market price the Company’s Common Shares as all account balances in the Plan are invested in Common Shares.

(3)

NEOs and other Plan participants are fully vested in their plan account balances. Participants may receive installment or lump sum distributions upon termination of employment from the Company (not before a date which is six months after termination for the NEOs). There is also a provision for hardship distributions in the event of an unforeseeable emergency that would result in a severe financial hardship to the participant. All distributions are made in Common Shares.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Effective January 26, 2021, the Company entered into Change in Control Agreements and Supplemental Benefits Agreements with each of the following executive officers: James A. Clark, Chief Executive Officer; James E. Galeese, Executive Vice President and Chief Financial Officer; and Thomas A. Caneris, Executive Vice President, Human Resources and General Counsel.

The Change in Control Agreements provide that if the executive’s employment terminates during a change in control period (generally defined as the twenty-four months after a change in control) other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreements), he is entitled to a severance payment equal to a multiple of his then-current base salary plus his target bonus for the severance period. The multiple for Mr. Clark is two and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is two times. The agreements provide for continued participation in medical and dental plans, with full COBRA payments to be paid by the Company. The agreements also provide that in the event of a change in control and upon a subsequent qualifying termination of employment, unless the successor company agrees to assume, replace or substitute the executive’s stock options, restricted stock awards, and/or restricted stock unit awards (“RSUs”), such awards shall become vested in full and exercisable in their entirety. The agreements further provide that in the event of a change in control all performance stock units granted to the executive will convert at the target performance level into time-based RSUs vesting in equal installments over three years.

The Supplemental Benefits Agreements provide that if the executive’s employment is terminated by the Company without “cause” or the executive terminates his employment for “good reason” (each as defined in such agreements), at any time outside of a change in control period (generally defined as the twenty-four months after a change in control), the executive is entitled to a severance payment equal to a multiple of the sum of one year of base salary and his annual target bonus. The multiple for Mr. Clark is one and one-half times; the multiple for each of Mr. Galeese and Mr. Caneris is one time. The agreements provide that if the executive’s employment is terminated by the Company without “cause,” the executive terminates his employment for “good reason” or in the event of the executive’s retirement when the executive satisfies applicable retirement criteria, or in the event of executive’s death or disability: (A) all unvested stock options (other than stock options that may vest upon the achievement of performance conditions) shall immediately and without further action become fully vested; and (B) all unvested stock options that may vest upon the achievement of performance conditions, all unvested restricted stock unit awards, all unvested restricted stock awards and all unvested performance stock unit awards shall continue to vest pursuant to their original vesting schedules. The agreements also provide for continuation of coverage under group health plans maintained by the Company, additional cash COBRA payments for six months (in the case of Mr. Clark only) and non-competition covenants.

Equity Award Acceleration

The terms of stock options granted under all of LSI’s shareholder approved equity compensation plans generally provide for the acceleration of vesting upon a change in control or upon the executive officer’s death, disability or retirement.

Equity Acceleration on Change in Control

Upon a Change of Control event, all unvested equity grants made to a NEO will immediately vest. PSUs granted under the 2019 Omnibus Plan will vest at target. The Company’s Amended and Restated 2012 Stock Incentive Plan gives the Board of Directors alternatives on converting the PSU awards to buyer securities, cash payment, etc., and are not included in the table below. In general, a change in control occurs if (i) a person or entity acquires 25% or more of the Company’s Common Shares or (ii) a majority of the Board is replaced in any one-year period other than by new directors approved by two-thirds of the existing directors.

Equity Acceleration on Death, Disability or Retirement

If an NEO’s employment with the Company is terminated by reason of death, disability or retirement, his stock options will vest in full and become immediately exercisable.

As of June 30, 2022, the current NEOs held the following amounts of unvested Stock Options, RSUs and PSUs:  Mr. Clark, 576,271 stock options, 26,471 RSUs and 105,160 PSUs; Mr. Galeese, 94,257 stock options, 10,974 RSUs and 58,448 PSUs; Mr. Caneris, 170,864 stock options, 10,654 RSUs and 30,192 PSUs; Mr. Beck, 118,091 stock options, 10,238 RSUs and 11,700 PSUs; and Mr. Bastian, 38,175 stock options, 11,791 RSUs and 6,363 PSUs. The closing market price of the Company’s Common Shares was $6.17 per share on June 30, 2022.   Any value reported in the table below relates only to those unexercised stock options (whether vested or unvested) having an exercise price less than the June 30, 2022 closing market price.

The following table shows the potential payments, other than those generally available to all salaried employees, that would be payable to each NEO assuming a qualifying change in control or other triggering event had occurred on June 30, 2022.

Name	Payments Under Change in Control Agreements	Aggregate Value of Vested Equity Awards	Aggregate Value of Unvested Equity Awards	Deferred Compensation Plan Account Balances

James A. Clark	$2,700,000	--	$2,951,652	$813,474

James E. Galeese	$1,066,050	$315,341	$859,378	$309,533

Thomas A. Caneris	$1,035,000	$102,276	$955,262	$722,551

Michael C. Beck	-	$98,276	$639,266	$592,921

Jeffery S. Bastian	-	$170,891	$258,690	$320,780

CEO PAY RATIO DISCLOSURE

As of June 30, 2022, the Company’s employee population consisted of 1,400 individuals. The Company did not exclude any employees from our determination of the median employee. The Company determined the compensation of its median employee for this purpose by: (i) calculating the annual total compensation based on the W-2 Box 1 amount for each of its employees; (ii) wages and salaries were annualized for those employees who were not employed for the full fiscal year based on their applicable work schedules; (iii) ranking the annual total compensation of all employees (excluding the PEO) from highest to lowest. The median amount was selected from the annualized list.

The Company is providing disclosure of the ratio of the annual total compensation of its principal executive officer (“PEO”) to its median employee’s annual total compensation as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. For purposes of the disclosure required by Item 402(u), the Company is referencing the compensation of the Company’s Chief Executive Officer, James A. Clark. Mr. Clark’s annual total compensation for fiscal 2022 was $2,451,230. The median employee’s (excluding the PEO) annual total compensation for fiscal 2021 was $38,400 We used the same median employee in our pay ratio calculation for fiscal 2022 as we used for fiscal 2021 because there was no change in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure.

The median employee for fiscal 2022 was a non-exempt, full-time employee located in the United States. Therefore, the Company reasonably estimates that the fiscal 2022 ratio of the PEO’s annual total compensation to the annual total compensation of our median employee was 63.8 to 1.

Under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans may differ by country even within the same company. As such, the Company’s pay ratio may not be comparable to the pay ratio reported by other companies.

CORPORATE GOVERNANCE

The Company is an Ohio corporation and is governed by the corporate laws of the State of Ohio.  The Company’s Common Shares are publicly traded on the NASDAQ Global Select Market and the Company files reports with the Securities and Exchange Commission. The Company is also subject to NASDAQ rules as well as various provisions of federal securities laws, the Sarbanes-Oxley Act, and the Dodd-Frank Act.  In accordance with NASDAQ rules, the Board of Directors affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in the NASDAQ listing standards and Exchange Act rules. The Company’s Director Independence Standards are available on the Company’s website, www.lsicorp.com. Based on these standards, the Board determined that each of the following members of the Board are independent:  Mr. Beech, Mr. Brown, Ms. Hanson, Ms. Lenard, and Mr. O'Gara.

Board of Directors

The Board of Directors elects or appoints the Company’s executive officers to manage the Company’s business operations and oversees the management of the Company on behalf of its shareholders.  It reviews the Company's long-term strategic plans and exercises direct decision-making authority in all major corporate decisions, such as acquisitions or divestitures, the declaration of dividends, major capital expenditures and the establishment of critical corporate policies.

The Executive Committee is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law.

The Board of Directors held six (6) meetings during fiscal 2022 either in person or telephonically.   The independent Directors discussed matters in executive session at the end of certain Board meetings, Executive Committee meetings and other Committee meetings, in each instance without the presence of the Company's senior management executives.

Each member of the Board of Directors is expected to attend the Annual Meeting.  Each Board member who was a Board member at the time of the Company’s 2021 Annual Meeting attended the meeting.  Each Board member attended at least 75% of the aggregate of all meetings of the Board, Board Committees of which she or he was a member and independent Director meetings.

Shareholders may communicate with the Board or any individual member of the Board on matters of concern by mail addressed to the Corporate Headquarters at 10000 Alliance Road, Cincinnati, Ohio 45242 or through the Company’s website at www.lsicorp.com, in each case to the attention of the Secretary of the Company.

Board Leadership Structure

Mr. O’Gara, a non-employee independent director, serves as Chairman of the Board of Directors and has served on the Board since 1999. The Board believes that this structure is currently an appropriate leadership model for the Company’s size and the history and nature of its business operations. He is intimately familiar with the Company’s business and in a good position to identify and evaluate strategic issues facing the Company.

As noted above, the Board of Directors is currently comprised of seven members, six of whom are non-employee directors who meet the NASDAQ Guidelines for independence and who meet periodically in executive session, factors which help ensure independent oversight of the Company. The Board of Directors recognizes that no single leadership model is right for all companies at all times, and for this reason, the Nominating and Corporate Governance Committee, working closely with the entire Board, periodically considers the Company’s current leadership structure, as well as alternative structures, in its review of overall Board composition and succession planning.  The Board has determined that the Company’s leadership structure is appropriate given the scope of its business, the nature and allocation of the responsibilities of the CEO and the other NEOs and the views of the Company’s shareholders as evidenced by the voting results of recent Board elections.

Risk Oversight

The Company believes the role of management, including the NEOs, is to identify and manage risks confronting the Company.  The Board of Directors also plays an integral part in overseeing the processes used by management to identify and report these risks, if any, and in monitoring corporate actions so as to confine risk to appropriate levels.  The Board of Directors and each Board committee frequently engages in the discussion of risks facing the Company at their regularly scheduled meetings.

The Company’s leadership structure and overall corporate governance model is designed to aid the Board in its oversight of risk management.  For example: the Audit Committee serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002; the Compensation Committee helps oversee risks relating to the Company’s executive compensation plan; and the Nominating and Corporate Governance Committee contributes to the overall risk oversight process by periodically reviewing the Company’s Board committee charters and evaluating potential Director nominees.

DIRECTOR COMPENSATION

The compensation program for the Company’s non-employee Directors has been approved by the Nominating and Corporate Governance Committee and the Board of Directors. During Fiscal 2022, non-employee Director annual compensation, was as follows: $120,000, of which $60,000 is comprised of Common Shares and the remainder is cash. In addition, Committee Chairs receive the following amounts annually: Audit Committee Chair $17,500; Compensation Committee Chair $15,500; Nominating and Corporate Governance Committee Chair $13,500. The Chairman of the Board receives a $50,000 annual retainer. Directors who are employees of the Company do not receive any compensation for serving as a member of the Board of Directors. In August, 2022, the compensation program for the Company’s non-employee Directors was changed by the Board of Directors to increase the stock component of compensation by $5,000. This was the first increase since 2019.

The following table sets forth information regarding compensation paid by the Company to its non-employee Directors during fiscal 2022.

Name (1)	Fees Earned or Paid In Cash (2)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert P. Beech	$73,500	$60,000	--	--	--	--	$133,500
Ronald D. Brown	$75,500	$60,000	--	--	--	--	$135,500
Amy L. Hanson	$77,500	$60,000	--	--	--	--	$137,500
Chantel E.Lenard	$60,000	$60,000	--	--	--	--	$120,000
Wilfred T. O'Gara	$110,000	$60,000	--	--	--	--	$170,000

(1)	The table includes all non-employee directors of the Company in fiscal 2022.
(2)

Stock awards are made to each non-employee director quarterly as part of the annual retainer. The annual value of Common Shares awarded, based upon the closing price on the first business day of each calendar quarter, is equal to approximately $60,000 in fiscal 2022.

Non-Employee Director Stock Holding Requirements

The Company maintains Stock Ownership and Retention Guidelines (the “Guidelines”) applicable to non-employee directors. All non-employee directors are in compliance with the guidelines. The Guidelines require the following stock ownership multiples:

Non-employee Director	Multiple of Annual Retainer
Robert P. Beech	3x
Ronald D. Brown	3x
Amy L. Hanson	3x
Chantel E. Lenard	3x
Wilfred T. O’Gara	3x
Ernest W. Marshall, Jr.	3x

Each non-employee director subject to the Guidelines has five years from the date of election to be in compliance with the Guidelines. Any non-employee director who is not in compliance with the Guidelines is required to retain 100% of the net shares received as a result of the exercise of stock options or vesting of time-based restricted stock, if applicable, until their respective ownership guidelines are met. The Guidelines provide that the Compensation Committee may reduce or waive the ownership guidelines for any non-employee director as such non-employee director approaches retirement or upon the occurrence or development of other circumstances as the Compensation Committee may determine in its discretion.

Once a non-employee director satisfies the minimum share requirement in the Guidelines, such non-employee director must continue to satisfy such requirement for as long as such non-employee director remains a non-employee director. However, once a non-employee director satisfies the minimum share requirements in the Guidelines, such minimum share requirement shall be deemed to have been forever met even if the trading price of the Company’s shares declines unless the non-employee director disposes of shares.

COMMITTEES OF THE BOARD

The Board of Directors has designated the committees described below to help carry out Board responsibilities.  In particular, each Board Committee works on key issues in greater detail than would be possible at a meeting of the entire Board of Directors.  Each Committee reviews the results of its meetings with the entire Board of Directors.  Each Committee, other than the Executive Committee, has a charter approved by the Board of Directors. The Committee Charters are available on the Company’s website, www.lsicorp.com.

The Board of Directors reviewed, approved and adopted the LSI Industries Inc. Code of Ethics in 2004 and amended the Code of Ethics in 2021.  There have been no waivers granted to executive officers, managers or employees.  The Company's Code of Ethics is available as Exhibit 14 to the Form 10-K filed for the fiscal year ended June 30, 2021 and is posted on the Company’s website, www.lsicorp.com.  The Company intends to post on its website within four business days any amendments or waivers to the Code of Ethics.

Each of the following Committees, except for the Executive Committee, is composed of non-employee Directors each of whom meets the relevant independence requirements established by NASDAQ and the Sarbanes-Oxley Act that apply to their assignments. Set forth below is the composition of each of the current standing Committees of the Board as of June 30, 2022, as well as the number of times each committee met during the fiscal year.

The Executive Committee

The Executive Committee was composed of Messrs. O’Gara (Chair), Brown, and Clark as of June 30, 2022 and did not meet during fiscal 2022.

The Audit Committee

The Audit Committee was composed of Ms. Hanson (Chair), Mr. Beech, and Ms. Lenard as of June 30, 2022. All of the Audit Committee members are independent directors under NASDAQ independence standards, and each satisfies the NASDAQ financial literacy requirements. Ms. Hanson has been designated as an Audit Committee financial expert by the Board of Directors and meets all requirements as a financial expert as established by the Securities and Exchange Commission. The Audit Committee met four (4) times in fiscal 2022.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm, Grant Thornton LLP.  The Audit Committee also evaluates information received from both Grant Thornton and management to determine whether the auditor is independent of management.  The independent registered public accounting firm reports directly to the Audit Committee.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

●	The financial reports and other financial information provided by the Company to any governmental body or the public;

●	The Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

●	The Company’s auditing, accounting and financial reporting processes generally.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints concerning accounting, internal controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee approves all audit and non-audit services performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced.  The Chairman also has the authority to approve these services between regularly scheduled meetings.  In this event, the Chairman reports approvals made by her to the full Committee at each of its meetings.  For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

The Company adheres to a policy that limits the scope of consulting services that may be provided by the independent registered public accounting firm that performs the annual audit.  This policy draws a distinction between audit, audit-related and non-audit services, and prohibits the independent registered public accounting firm from performing certain non-audit services.  The Company will not use its independent registered public accounting firm to perform certain non-audit-related services such as non-financial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions.  Audit-related and tax consulting services that will be permitted include: 401(k) plan audit, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

The Audit Committee approves engagement letters from the Company's independent registered public accounting firm for the major components of their services rendered, such as the year end audit, audit of the Company's 401(k) plan, tax compliance work, and other related audit work.  All other services are approved in advance on a project-by-project basis by the Audit Committee, acting through its Chairman, and are subsequently additionally approved by the Audit Committee itself following its quarterly detailed review and discussion of fees from the Company's independent registered public accounting firm.

The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP in fiscal 2022 were compatible with maintaining its independence during fiscal year 2022.

Report of the Audit Committee

The Audit Committee engaged Grant Thornton LLP, an independent registered public accounting firm, to conduct fiscal 2022 audits for the purpose of expressing an audit opinion on the conformity of the audited year-end financial statements with accounting principles generally accepted in the United States, as well as an audit opinion on the Company’s system of internal control over financial reporting.  The Committee also discussed with Grant Thornton LLP the overall scope and plan for their audit.  Following these audits, the Audit Committee reviewed with Grant Thornton LLP the firm’s judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States and the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). The Committee also reviewed with Grant Thornton LLP their assessment of the Company’s system of internal control over financial reporting.

Grant Thornton LLP also provided to the Audit Committee a letter containing the written disclosures required by applicable requirements of the PCAOB with respect to Grant Thornton LLP's communications with the Audit Committee concerning Grant Thornton LLP’s independence.  This letter from Grant Thornton LLP confirms that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Public Company Accounting Oversight Board.  The Audit Committee discussed with Grant Thornton LLP that firm's independence and has advised Company management that it has determined that the services rendered by Grant Thornton LLP during fiscal year 2022 were compatible with maintaining its independence as the Company’s auditors.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended June 30, 2022.  In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2022 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee.

Amy L. Hanson (Chair)                  Robert P. Beech                Chantel E. Lenard

The Compensation Committee

The Compensation Committee was composed of Mr. Brown (Chair), Ms. Lenard and Ms. Hanson as of June 30, 2022 and met ten (10) times during fiscal 2022. In discharging the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of the Company’s Chief Executive Officer and other senior executive officers and (ii) to oversee the Company’s compensation plan, policies and programs, including its incentive plans and benefit plans and programs. The Compensation Committee approves, adopts and administers the Company’s short-term incentive compensation plan, its long-term incentive compensation plan, 2019 Omnibus Plan and all awards granted thereunder, including amendments to the plans or such awards. The Committee also performs such duties and responsibilities under the terms required by any executive compensation plan, incentive compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Committee has from time to time considered the advice of independent compensation advisors and consultants to assist in the evaluation of the Company’s executive compensation plan and practices. Beginning in 2017, the Committee retained FW Cook as a consultant to provide assistance to the Committee in connection with its review of compensation for the Company’s NEOs, including the Chief Executive Officer. The Committee believes that it has the necessary resources available to: (i) survey the compensation practices of the Company’s peer group and industry reference companies; and (ii) review other relevant market and industry data and developments.

The Company’s executive compensation plan is designed to support the corporate objective of maximizing the long-term value of the Company for its shareholders. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance and shareholder interests. The methods by which the Committee believes the Company's long-term objectives can be achieved are through an appropriate mix of base salary, an annual cash incentive compensation plan and a long-term equity-based incentive compensation plan.

The Compensation Committee processes and procedures for the consideration and determination of executive compensation are discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was composed of Mr. Beech (Chair), Ms. Hanson and Mr. O’Gara as of June 30, 2022 and met four (4) times during fiscal 2022. The Committee is responsible for nominating individuals for election as members of the Board of Directors at each Company annual shareholder meeting and to fill any Board vacancies that may arise between annual shareholder meetings.  The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of the Company.  The Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board of Directors as its function relates to the business of the Company. The Committee also met once during fiscal year 2023 in order to nominate the slate of director candidates for election at the Company’s 2022 Annual Shareholder Meeting as set forth in this Proxy Statement and to discuss other corporate governance matters.

The Nominating and Governance Committee did not seek the recommendation of any of the director candidates named in this Proxy Statement, nor did it receive a recommendation from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Committee is also responsible for advising the Board of Directors on changes in Board compensation. The CEO provides input and recommendations to the Nominating and Corporate Governance Committee with respect to the compensation to be paid to the non-employee members of the Board.

A shareholder who desires to nominate director candidates for election at an annual meeting must submit to the Secretary of LSI a written notice with the information required by Article III, Section 2 of LSI’s Amended and Restated Code of Regulations at least ninety and no more than 120 days prior to the date of such annual meeting. Securities Exchange Act Rule 14a-19(b) requires additional information to be included in the notice, including a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to the shareholder’s intent to solicit the holders of shares representing at least 67% of such voting power, the shareholder shall notify LSI promptly.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has ever been an officer or employee of the Company, except that Mr. Brown served as Interim Chief Executive Officer of the Company from April 23, 2018 to November 1, 2018. No member of the Compensation Committee is or was a participant in any related person transaction in fiscal 2022. See the section titled “Related Person Transactions” in this Proxy Statement for a description of the Company’s policy on related person transactions. No member of the Compensation Committee is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors. No Named Executive Officer serves as a board member or as a committee member of any company of which any of the Company’s non-employee Board members are executive officers.

RELATED PERSON TRANSACTIONS

NASDAQ rules require the Company to conduct an appropriate review of all related party transactions (those required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent Directors. As a result, the Audit Committee annually reviews all such related party transactions and approves each related party transaction if it determines that it is in the best interests of the Company. In considering the transaction, the Committee may consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company. The Company adheres to its written policy described above for potential related person transactions and approval of such related person transactions is also evidenced by internal Company resolutions where applicable and/or our practice of approving transactions in this manner.

OTHER MATTERS

The Company is not aware of any other matters to be presented at the 2022 Annual Meeting other than those specified in the Notice.

QUESTIONS

Any questions or requests for additional information about the 2022 Annual Meeting may be directed to:

LSI Industries Inc.

Attention: Mr. Thomas A. Caneris,

Executive Vice President, Human Resources, General Counsel and Secretary

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

For information about share ownership, please contact Computershare Investor Services, LLC at (866) 243-7347. The Company website is www.lsicorp.com; website materials are for general information only and are not part of this proxy solicitation.

By order of the Board of Directors

Dated: September __, 2022	/s/ Thomas A. Caneris
Thomas A. Caneris
Secretary

ANNEX A

NON-GAAP MEASURES

Non-GAAP Financial Measures

We believe it is appropriate to evaluate our performance after making adjustments to the as-reported U.S. GAAP net income. Adjusted net income, which exclude the impact of acquisition costs, stock compensation expense, severance costs and restructuring and plant closure (gains) costs are Non-GAAP financial measures. Also included below are Non-GAAP financial measures including Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA, Adjusted EBITDA and Adjusted Cumulative EBITDA), and Return on Net Assets (RONA). We believe that these adjusted supplemental measures are useful in assessing the operating performance of our business. These supplemental measures are used by our management, including our chief operating decision maker, to evaluate business results. We exclude these items because they are not representative of the ongoing results of operations of our business. These Non-GAAP measures may be different from Non-GAAP measures used by other companies. In addition, the Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures to net income for the periods indicated along with the calculation of EBITDA, Adjusted EBITDA, Adjusted Cumulative EBITDA and RONA.

LSI Short Term Incentive Plan
Reconciliation of operating income to EBITDA, Adjusted EBITDA

(In thousands)	2022

Operating Income as reported	$21,201

Depreciation and Amortization	10,118

EBITDA	$31,319

Acquisition costs	473

Stock compensation expense	3,288

Severance costs	11

Restructuring, plant closure (gain) costs and related inventory write-downs	-

Adjusted EBITDA	$35,091

A-1

LSI Long Term Incentive Plan
Reconciliation of operating income to EBITDA, Adjusted EBITDA and Adjusted Cumulative EBITDA

(In thousands)	2022	2021	2020

Operating Income as reported	$21,201	$8,030	$13,076

Depreciation and Amortization	10,118	8,114	8,654

EBITDA	$31,319	$16,144	$21,730

Acquisition costs	473	2,938	-

Stock compensation expense	3,288	1,977	599

Severance costs	11	41	346

Restructuring, plant closure (gain) costs and related inventory write-downs	-	(14)	(7,038)

Adjusted EBITDA	$35,091	$21,086	$15,637

Adjusted Cumulative EBITDA	$71,814

Adjusted Cumulative EBITDA = FY2020 Adjusted EBITDA + FY2021 Adjusted EBITDA + Adjusted EBITDA

A-2

Reconciliation of net income to adjusted net income

(In thousands)	2022

Net Income as reported	$15,032

Acquisition costs	373	(1)

Stock compensation expense	2,594	(2)

Severance costs	4	(3)

Net Income adjusted	$18,003

Net property, plant and equipment (excluding finance leases)	25,759

Total current assets	158,917

Total current liabilities	74,619

RONA	16.36%

RONA = Adjusted net income / Sum of Net property, plant and equipment and Working Capital

Income tax effects of the adjustments in the table above:
(1)	$777
(2)	$100
(3)	$4

A-3

ANNEX B

LSI INDUSTRIES INC.
AMENDED AND RESTATED 2019 OMNIBUS AWARD PLAN

1.            Purpose. The purpose of the Amended and Restated LSI Industries Inc. 2019 Omnibus Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which authorizes, in addition to the Plan, the establishment of separate sub-plans (“Sub Plans”) that the Committee (defined below) may create and administer from time to time. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2.            Definitions. The following definitions shall be applicable throughout the Plan.

(a)        “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)        “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Deferred Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under the Prior Plan and outstanding on the Effective Date.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any Participant Agreement in effect at the time of such termination or (ii) in the absence of an applicable Participant Agreement defining “cause,” (A) the good faith determination by the Committee that the Participant has ceased to perform his or her duties to the Company or an Affiliate (other than as a result of his or her incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his or her duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure and (if cure is reasonably possible) has not cured such act or omission within 15 days following receipt of such notice, (B) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct injurious to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the consistent failure of the Participant to follow the lawful instructions of the Board or his or her direct superiors, which failure amounts to an intentional and extended neglect of his or her duties to the Company or an Affiliate thereof, or (E) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (D) above. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

B-1

(e)        “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon: (A) any “Person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any Subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his or her capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 75% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; (C) the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 75% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the sale of assets; or (D) during any one year period, individuals who at the beginning of such period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two−thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a Change in Control only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Code Section 409A.

(f)        “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(g)        “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(h)        “Common Stock” means the common stock, no par value per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(i)        “Company” means LSI Industries Inc., an Ohio corporation, and any successor thereto.

(j)        “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(k)        “Deferred Stock” means a right to receive shares of Common Stock pursuant to Section 10(c) of this Plan upon the terms and conditions set forth in the respective Award agreement granting the Award.

(l)        “Deferred Stock Unit” means a right to receive shares of Common Stock pursuant to Section 10(d) of this Plan upon the terms and conditions set forth in this respective Award agreement granting the Award.

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(m)        “Disability” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any Participant Agreement in effect at the time of such termination or, in the absence of an applicable Participant Agreement defining “disability,” a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it. The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

(n)        “Effective Date” means November 5, 2019, the date on which the Plan ~~is~~ was initially approved by the stockholders of the Company.

(o)        “Effective Date Share Limit” has the meaning given such term in Section 5(b).

(p)        “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q)        “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form  S-8 under the Securities Act; or (iv)  individual who has accepted an offer of employment or service as an employee, director, officer, consultant or advisor with the Company or its Affiliates (and would satisfy the provisions of any of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above, has entered into an Award agreement or who has received written notification from the Committee or its designee that he or she has been selected to participate in the Plan.

(r)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s)        “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t)        “Fair Market Value” means (i) unless otherwise determined by the Committee, on a given date, (A)  if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock. In the case of an Incentive Stock Option, Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(u)        “Full-Value Award” means Restricted Stock, Restricted Stock Units, unrestricted Common Stock, Deferred Stock or Deferred Stock Units.

(v)        “Immediate Family Members” shall have the meaning set forth in Section 14(c).

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(w)         “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x)        “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y)        “NASDAQ” shall mean The NASDAQ Global Select Market.

(z)        “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award.

(aa)       “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(bb)       “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(cc)       “Option” means an Award granted under Section 7 of the Plan.

(dd)       “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee)       “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff)       “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

(gg)       “Participant Agreement” means, with respect to an Eligible Person, any applicable Award agreement or any other employment, consulting, or other service or compensatory or severance agreement between the Eligible Person and the Company or an Affiliate, or any compensatory or severance plan, program, or arrangement of the Company or an Affiliate in which the Eligible Person participates.

(hh)       “Performance Compensation Award” shall mean any Award, whether cash-based or stock-based, designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii)       “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj)       “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk)       “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period.

(ll)       “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

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(mm)     “Permitted Transferee” shall have the meaning set forth in Section 14(c) of the Plan.

(nn)       “Person” has the meaning given such term in the definition of “Change in Control.”

(oo)       “Plan” means this LSI Industries Inc. Amended and Restated 2019 Omnibus Award Plan, as amended from time to time.

(pp)       “Prior Plan” shall mean the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan.

(qq)       “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr)       “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss)       “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt)        "Retirement" shall have the meaning set forth in applicable Participant Agreements.

(uu)      “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(vv)      “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ww)     “Separation From Service” shall have the meaning set forth in Section 409A(a)(2)(A)(i) of the Code.

(xx)      “Specified Employee” means a Participant who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.

(yy)      “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(zz)       “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(aaa)      “Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of company voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(2)         any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(bbb)      “Substitute Award” has the meaning given such term in Section 5(e).

(ccc)      “Sub Plans” has the meaning given such term in Section 1. The Company’s Nonqualified Deferred Compensation Plan is a Sub Plan. Shares authorized under the Plan shall be available for the Company’s Nonqualified Deferred Compensation Plan.

(ddd)      “Transaction” has the meaning given such term in the definition of “Change in Control.”

3.            Effective Date; Duration. The Plan is effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.            Administration.

(a)        The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)        Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) establish any Sub Plans that may be governed by the Plan; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards (including previously deferred Awards), and accelerate and determine payouts, if any, in respect of Awards with incomplete Performance Periods, in each case upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)        Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act. When the Committee delegates its authority hereunder to one or more officers of the Company, it shall specify the total number of Awards that the officer or officers may award and the terms on which any Awards may be offered or sold. In no event shall the Committee authorize any officer to designate such officer as a recipient of any Awards.

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(d)        Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)        No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting bad faith, fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended Articles of Incorporation or Amended and Restated Code of Regulations. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended Articles of Incorporation or Amended and Restated Code of Regulations, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)        Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.            Grant of Awards; Shares Subject to the Plan; Limitations.

(a)        The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock, Deferred Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)        Awards granted under the Plan shall be subject to the following limitations: (i) subject to Sections 5(c) and 12 of the Plan, no more than the sum of (A) ~~2,650,000~~ 5,000,000 shares of Common Stock plus (B) the number of shares of Common Stock that, as of the Effective Date, are remaining available for issuance or delivery, and not subject to outstanding awards, under the Prior Plan may be delivered in the aggregate pursuant to Awards granted under the Plan (such sum of (A) and (B), the “Effective Date Share Limit”); (ii) ~~the Effective Date Share Limit will be reduced by two and one-half (2.5) shares of Common Stock for each share of Common Stock delivered in settlement of any Full-Value Award and one (1) share of Common Stock for each share of Common Stock delivered in settlement of an Option or SAR; (iii)~~ subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Effective Date Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and ~~(iv~~(iii) the maximum number of shares subject to Awards granted to any Non-Employee Director during a single fiscal year shall be limited so that the Awards, taken together with any cash fees paid to such Non-Employee Director in respect of his or her service during such year (including service as a member or chair of any committees of the Board), do not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). Notwithstanding the foregoing, the Board may make exceptions to the limit in the foregoing clause ~~(iv~~(iii) for (A) a non-executive chairman of the Board, provided that such non-executive chairman does not participate in the decision to award such compensation, and (B) special projects and ad hoc committee appointments, as deemed appropriate by the Board, from time to time.

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(c)        If shares of Common Stock issued or issuable upon vesting or settlement of an Award are withheld by the Company, or if shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation), in payment of any taxes required to be withheld in respect of such Award (other than an Award of Options or SARs), in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such withheld, surrendered or tendered shares shall become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. If and to the extent an Award under the Plan is settled in cash or expires, terminates or is canceled or forfeited for any reason whatsoever, the shares covered by such Award shall again become available for other Awards under the Plan. For the avoidance of doubt, the following shares shall not be added to the shares authorized for grant under sub-section (b) of this Section 5: (i) shares tendered by a Participant or withheld by the Company in payment of the Exercise Price of an Option; (ii) shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs; (iii) shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(d)        Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)        Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company combines (“Substitute Awards”). Shares of Common Stock underlying Substitute Awards shall not be counted against the number of shares of Common Stock available for issuance pursuant to Section 5(b) above; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan.

(f)        Following the Effective Date, no new awards shall be granted under the Prior Plan. For purposes of the preceding sentence, awards under the Prior Plan with performance periods that commenced prior to the Effective Date and end after the Effective Date shall not be deemed new awards granted following the Effective Date.

6.            Eligibility. Participation shall be limited to Eligible Persons.

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7.            Options.

(a)        Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)        Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c)        Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section 4(b), the Committee may, in its sole discretion, accelerate the exercisability of any Option upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d)        Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i)  in cash, check, cash equivalent or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided that such shares of Common Stock are not subject to any pledge or other security interest; (ii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes; or (iii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional share of Common Stock shall be settled in cash.

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(e)        Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f)        Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.            Stock Appreciation Rights.

(a)        Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)        Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price at least equal to the Exercise Price of the corresponding Option.

(c)        Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section 4(b), the Committee may, in its sole discretion, accelerate the exercisability of any SAR upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d)        Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

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(e)        Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional share of Common Stock shall be settled in cash.

(f)        Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9.            Restricted Stock and Restricted Stock Units.

(a)        Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)        Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent that shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)        Vesting; Acceleration of Lapse of Restrictions. The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award. Consistent with the Committee’s power under Section 4(b), the Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect any other terms and conditions of such Awards.

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(d)        Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)        Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. Dividends and dividend equivalents credited or payable in connection with an Award of Restricted Stock that has not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(ii)        Unless otherwise provided by the Committee in the applicable Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in the applicable Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments. Dividends and dividend equivalents credited or payable in connection with an Award of Restricted Stock Units that has not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(e)        Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE LSI INDUSTRIES INC. 2019 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN LSI INDUSTRIES INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF LSI INDUSTRIES INC.

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10.          Other Stock-Based Awards.

(a)        Generally. The Committee may issue unrestricted Common Stock or rights under the Company’s other incentive programs that, subject to the terms and conditions thereof, provide for the right to receive grants of Awards at a future date, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)        Non-Employee Director Awards. The Committee shall grant shares of unrestricted Common Stock to each Non-Employee Director as part of the retainer for Non-Employee Director service. The number of shares of Common Stock granted to each Non-Employee Director shall be the number of shares Common Stock equal to the award value divided by the Fair Market Value of a share of Common Stock on the first business day of each quarter. Notwithstanding the foregoing, the Committee may grant Stock Options or Restricted Stock in lieu of or in addition to unrestricted Common Stock. Subject to the limitations in Section ~~5(b)(iv~~5(b)(iii), the Committee shall have the authority to establish the award value annually.

(c)        Deferred Stock. The Committee is authorized to grant Deferred Stock to any Participant. The number of shares of Deferred Stock shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria, Performance Formulae or Performance Goals, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Shares of Common Stock underlying a Deferred Stock award which may be subject to a vesting schedule or other conditions or criteria set by the Committee will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the Award have been issued to such holder.

(d)        Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to any Participant. The number of Deferred Stock Units shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria, Performance Formulae or Performance Goals, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Each Deferred Stock Unit shall entitle the holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the holder’s termination of service). Shares of Common Stock underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Committee will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Committee, a holder of Deferred Stock Units shall have no rights as a Company shareholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the Award have been issued to such holder.

11.          Performance Compensation Awards.

(a)        Generally. The Committee shall have the authority, at the time of grant of any Award described in Section 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to grant a standalone cash-based Performance Compensation Award pursuant to this Section 11.

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(b)        Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply, the Performance Formula, and the form of settlement for such Award. With regard to the Performance Compensation Awards to be issued for such Performance Period, the Committee may exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)        Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and may include, but shall not be limited to, the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue, gross revenue growth; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return measures (including, but not limited to, return on investment, assets (including net assets), capital, invested capital, equity, or sales); (viii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) any other objective or subjective criteria, including individual performance criteria, as determined by the Committee; or (xxix) any combination of the foregoing. Any one or more of the Performance Criteria may be used on an absolute, adjusted, or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisional or operational unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d)        Modification of Performance Goal(s). The Committee may alter Performance Criteria or modify the calculation of a Performance Goal without obtaining shareholder approval to reflect any event that would reasonably be expected to affect or alter such Performance Criteria or Performance Goal, including, but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items; (vi) acquisitions or divestitures; (vii) any other specific unusual or infrequently occurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) a change in the Company’s fiscal year; or (x) any other event as determined by the Committee.

(e)        Payment of Performance Compensation Awards.

(i)        Condition to Receipt of Payment. Unless otherwise provided in the applicable Participant Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

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(ii)       Limitation. Unless otherwise provided in the applicable Participant Agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)      Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(f)        Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination of the amount earned. Unless otherwise provided in the applicable Award agreement, any Performance Compensation Award that is otherwise payable in shares of Common Stock shall be credited (during the period between the Date of Grant and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12.          Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i)        adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)       providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)      cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

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provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and no such adjustment shall be made that would cause any Award which is exempt from Code Section 409A or which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

13.          Amendments and Termination.

(a)        Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b)        Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted. For the avoidance of doubt, the Company shall not execute cash buyouts of under water Options without stockholder approval.

14.          General.

(a)        Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

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(b)        Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Eligible Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(b) (subject to adjustment under Section 12); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.

(c)        Nontransferability.

(i)        Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)       Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, as applicable, in its sole discretion, or (2) as provided in the applicable Award agreement (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”) provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)     The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

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(d)        Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards. However, dividends and dividend equivalents credited or payable in connection with an Award that has not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(e)        Tax Withholding.

(i)        A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)       Without limiting the generality of clause  (i)  above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the maximum required statutory withholding liability) by (A)  the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B)  having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(f)        No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

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(g)        International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(h)        Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary or beneficiaries, as applicable, who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(i)        Termination of Employment. Except as otherwise provided in the applicable Participant Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

(j)        No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(k)        Government and Other Regulations.

(i)        The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

19

(ii)       The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage, other market considerations or any combination of the foregoing would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(l)        No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m)        Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n)        Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o)        No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

20

(p)        Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(q)        Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(r)        Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to contracts made and performed wholly within the State of Ohio, without giving effect to the conflict of laws provisions thereof.

(s)        Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)        Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u)        409A of the Code. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. If a Participant is a Specified Employee at the time of the Participant’s Separation from Service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under an Award (which Award is subject to Section 409A of the Code and otherwise provides for the commencement of payments or benefits upon Separation from Service) shall be deferred until the date that is six months following the Participant’s Separation from Service (or such other period as required to comply with Section 409A of the Code).

(v)        Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, a Participant Agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. A Participant Agreement may also provide that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company.

21

(w)        Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*****This Amended and Restated 2019 Omnibus Award Plan was approved by Board of Directors on _________, 2022 and shall be submitted to shareholders for approval at the 2022 Annual Meeting of Shareholders.*****

~~A22~~

22

LSI INDUSTRIES INC.
ATTN: TOM CANERIS
10000 ALLIANCE RD.
CINCINNATI, OH 45242

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LYTS2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Robert P. Beech
02) Ronald D. Brown
03) James A. Clark
04) Amy L. Hanson
05) Chantel E. Lenard
06) Ernest W. Marshall, Jr.
07) Wilfred T. O'Gara

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

02 0000000000

Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000578912_1 R1.0.0.39

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

LSI INDUSTRIES INC.
PROXY FOR ANNUAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of LSI Industries Inc. hereby appoint(s) **James A. Clark and James E. Galeese**, or any one of them, proxies of the undersigned, each with the power of substitution and re-substitution, as the case may be, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held virtually on November 1, 2022 at 9:00 a.m., Eastern Daylight Time at www.virtualshareholdermeeting.com/LYTS2022 and any continuation, postponement or adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

0000578912_2 R1.0.0.39

Your **Vote** Counts!

LSI INDUSTRIES INC.

2022 Annual Meeting

Vote by October 31, 2022

11:59 PM ET

LSI INDUSTRIES INC.
ATTN: TOM CANERIS
10000 ALLIANCE RD.
CINCINNATI, OH 45242

1 OF 2
322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

30#

FLASHID-JOB#

You invested in LSI INDUSTRIES INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on November 01, 2022.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 18, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

November 01, 2022
9:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/LYTS2022

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

SHARE CLASSES REPRESENTED FOR VOTING	
THE COMPANY NAME INC. - COMMON ASDFGHJKL	123456789.1234
THE COMPANY NAME INC. - CLASS A	123456789.1234
THE COMPANY NAME INC. - CLASS B	123456789.1234
THE COMPANY NAME INC. - CLASS C	123456789.1234
THE COMPANY NAME INC. - CLASS D	123456789.1234
THE COMPANY NAME INC. - CLASS E	123456789.1234
THE COMPANY NAME INC. - CLASS F	123456789.1234
THE COMPANY NAME INC. - 401 K	123456789.1234

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Robert P. Beech 02) Ronald D. Brown 03) James A. Clark 04) Amy L. Hanson 05) Chantel E. Lenard 06) Ernest W. Marshall, Jr. 07) Wilfred T. O'Gara	For
2.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2023.	For
3.	Advisory vote on the compensation of the named executive officers as described in the Company's proxy statement (the "Say-on-Pay vote").	For
4.	Amendment of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock by 10 million shares.	For
5.	Approval of the Company's Amended and Restated 2019 Omnibus Award Plan to increase the number of shares authorized for issuance thereunder by 2,350,000 and remove the Plan's fungible share counting feature.	For

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

FLASHID-JOB#